SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                         AUTOMATIC DATA PROCESSING, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): /X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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    paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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

[ADP logo]

                         AUTOMATIC DATA PROCESSING, INC.

                 One ADP Boulevard - Roseland, New Jersey 07068

                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders:

     PLEASE TAKE NOTICE that the 2003 Annual Meeting of Stockholders of AUTOMATIC DATA PROCESSING, INC. (the "Company") will be held at 10:00 a.m., Tuesday, November 11, 2003 at the Company's corporate headquarters, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY, for the following purposes:

     1.   To elect a Board of Directors (Proposal 1);

     2. To approve amendments to the Company's 2000 Key Employees' Stock Option Plan to increase by 35,000,000 shares the number of shares of Common Stock of the Company that may be acquired upon the exercise of options that may be granted to participants under such plan and to permit option grants to non-employee directors (Proposal 2);

     3. To approve an amendment to the Company's Employees' Savings-Stock Purchase Plan to increase by 10,000,000 shares the number of shares of Common Stock of the Company that may be acquired by employees under such plan (Proposal 3);

     4. To approve the Company's 2003 Director Stock Plan, which provides for the grant of restricted stock units in lieu of the annual cash retainer (Proposal 4);

     5. To ratify the appointment of Deloitte & Touche LLP to serve as the Company's independent certified public accountants for the fiscal year that began on July 1, 2003 (Proposal 5); and

     6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only the holders of Common Stock of record at the close of business on September 12, 2003 (the "Record Date") are entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date.

     As a result of heightened security, to gain admission to the Annual Meeting, you will need to show that you are a stockholder of the Company. If your shares are registered in your name and you plan to attend the Annual Meeting, please retain and bring the top portion of the proxy card as your admission ticket. If your shares are in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement. All stockholders will be required to show valid picture identification. If you do not have valid picture identification and either an admission ticket or proof that you own Company stock, you will not be admitted to the Annual Meeting. Packages and bags will be inspected and they may have to be checked, among other security measures that may be used for the security of those attending the Annual Meeting. Please arrive early enough to allow yourself adequate time to clear security.

                                              By order of the Board of Directors

                                                        James B. Benson
                                                           Secretary

September 22, 2003
Roseland, New Jersey

     The presence in person and/or the representation by proxy of the holders of a majority of the issued and outstanding shares of stock entitled to vote is necessary and sufficient to constitute a quorum. Accordingly, if you do not expect to be present at the meeting, you may vote your shares of stock by phone, the Internet or by executing the accompanying proxy and returning it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

[ADP logo]

                                 PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS OF

                         AUTOMATIC DATA PROCESSING, INC.
                 One ADP Boulevard - Roseland, New Jersey 07068

                         TO BE HELD ON NOVEMBER 11, 2003

                      SOLICITATION AND REVOCATION OF PROXY

     The accompanying proxy is being solicited by the Board of Directors of the Company for use at the forthcoming Annual Meeting of Stockholders. Each stockholder giving such a proxy has the power to revoke the same at any time before it is voted by so notifying the Secretary of the Company in writing. All expenses in connection with the solicitation will be borne by the Company. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about September 22, 2003.

     The Company has one class of securities outstanding and entitled to vote at the Annual Meeting of Stockholders, its Common Stock, par value $.10 per share. At the close of business on September 12, 2003, the record date for determining stockholders entitled to notice of and to vote at the meeting, the Company had issued and outstanding 594,906,745 shares of Common Stock (excluding 43,795,924 treasury shares not entitled to vote). Each outstanding share of Common Stock is entitled to one vote with respect to each matter to be voted on at the meeting.

     The representation in person or by proxy of a majority of the issued and outstanding shares of stock entitled to vote shall constitute a quorum at the Annual Meeting of Stockholders. Directors are elected by a plurality of the affirmative votes cast. The affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy and entitled to vote thereon is required to (i) approve the amendments to the Company's 2000 Key Employees' Stock Option Plan to increase by 35,000,000 shares the number of shares of Common Stock of the Company that may be acquired upon the exercise of options that may be granted to participants under such plan and to permit option grants to non-employee directors under such plan, (ii) approve the amendment of the Company's Employees' Savings-Stock Purchase Plan to increase by 10,000,000 shares the number of shares of Common Stock of the Company that may be acquired by employees under such plan, (iii) approve the Company's 2003 Director Stock Plan, which provides for the grant of restricted stock units in lieu of the annual cash retainer and (iv) ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. Under the Company's Amended and Restated Certificate of Incorporation and By-Laws and under Delaware law, abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on any proposal (other than the election of directors) and will have the effect of a negative vote. Under applicable Delaware law, a non-vote will have no effect on the outcome of any of the matters referred to in this Proxy Statement. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The Company's Board of Directors has adopted a policy whereby stockholders' proxies are received by the Company's independent tabulators and the vote is certified by independent inspectors of election. Proxies and ballots that identify the vote of individual stockholders will be kept confidential from the Company's management and directors, except as necessary to meet legal requirements in cases where stockholders request disclosure or in a contested election.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Properly executed proxies will be voted as marked, and if not marked, will be voted in favor of the election of the persons named below (each of whom is now a director) as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If any nominee does not remain a candidate at the time of the meeting (a situation that management does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substitute nominees designated by the Board of Directors.

                                   Served as a
                                    Director
                                  Continuously
         Name             Age         Since                                        Principal Occupation
-----------------------   ---     -------------    ---------------------------------------------------------------------------------
Gregory D. Brenneman      41         2001          Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm (1)

Leslie A. Brun            51         2003          Founder and Chairman of Hamilton Lane, a global private equity/advisor company (2)

Gary C. Butler            56         1996          President and Chief Operating Officer of the Company (3)

Joseph A. Califano, Jr.   72         1982          Chairman of the Board and President of The National Center on Addiction and
                                                   Substance Abuse at Columbia University (4)

Leon G. Cooperman         60         1991          Chairman and Chief Executive Officer of Omega Advisors, Inc., an investment partnership (5)

Ann Dibble Jordan         68         1993          Consultant (6)

Harvey M. Krueger         74         1967          Vice Chairman of Lehman Brothers, investment bankers (7)

Frederic V. Malek         66         1978          Chairman of Thayer Capital Partners, a merchant banking firm (8)

Henry Taub                76         1961          Honorary Chairman of the Board of the Company (9)

Arthur F. Weinbach        60         1989          Chairman of the Board and Chief Executive Officer of the Company (10)

Josh S. Weston            74         1977          Honorary Chairman of the Board of the Company (11)


(1) Mr. Brenneman has been Chairman and Chief Executive Officer of TurnWorks, Inc. since October 2002 and was also Chairman and Chief Executive Officer of TurnWorks, Inc. from May 2001 to June 2002. Mr. Brenneman was President and Chief Executive Officer of PwC Consulting from June 2002 to October 2002. Mr. Brenneman was the President and Chief Operating Officer of Continental Airlines, Inc. from May 1995 to May 2001. Mr. Brenneman also serves on the Board of Directors of The Home Depot, Inc.

(2) Mr. Brun has been the Chairman of Hamilton Lane since 1991. Mr. Brun is also a director of Episcopal Academy and a trustee of the University of Buffalo Foundation.

(3) Mr. Butler became President and Chief Operating Officer of the Company in April 1998. Mr. Butler is also a director of Convergys Corp. and Liberty Mutual Group.

(4) Mr. Califano has been Chairman of the Board and President of The National Center on Addiction and Substance Abuse at Columbia University since 1992. Mr. Califano also serves on the Board of Directors of Viacom, Inc.

(5) Mr. Cooperman has been Chairman and Chief Executive Officer of Omega Advisors, Inc. since 1991.

(6) Ms. Jordan is the former Director, Social Services Department, Chicago Lying-In Hospital, University of Chicago Medical Center, a position she assumed in 1970. Ms. Jordan is also a director of Johnson & Johnson Corporation and Citigroup Inc.

(7) Mr. Krueger is Vice Chairman of Lehman Brothers and has been a senior officer of Lehman Brothers and its predecessor companies for more than the past five years. Mr. Krueger is also a director of Bernard Chaus, Inc. and Delta Galil Industries Ltd.

(8) Mr. Malek has been Chairman of Thayer Capital Partners since 1992. Mr. Malek is also a director of American Management Systems, Inc., CB Richard Ellis Services, Inc., FPL Group, Inc., Manor Care, Inc., Northwest Airlines Corporation, Federal National Mortgage Association and various UBS Brinson mutual funds.

(9) Mr. Taub has been Honorary Chairman of the Company's Board of Directors since 1986.

(10) Mr. Weinbach became Chairman of the Board and Chief Executive Officer of the Company in April 1998. Mr. Weinbach is also a director of First Data Corporation and Schering Plough Corp.

(11) Mr. Weston became Honorary Chairman of the Company's Board of Directors in April 1998. Mr. Weston is also a director of Gentiva Health Services, Inc.,
     J. Crew Group, Inc., Russ Berrie & Company, Inc. and Aegis Communications, Inc.

Stockholder Approval Required

     Directors shall be elected by a plurality of the affirmative votes cast at the meeting of stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

Corporate Governance

     During the last fiscal year, the Board of Directors held six meetings. All directors attended at least 75%, in the aggregate, of the meetings of the Board of Directors and the committees of which they were members.

     The Board of Directors has adopted categorical standards of director independence, which are attached as Appendix A to this Proxy Statement. Directors who meet these standards are considered to be "independent." Messrs. Brenneman, Brun, Califano, Cooperman, Malek and Laurence A. Tisch (who is retiring at this Annual Meeting in accordance with the retirement policy of the Board of Directors) and Ms. Jordan meet these standards and are, therefore, considered to be independent directors. Messrs. Butler, Krueger, Taub, Weinbach and Weston do not meet these standards and are, therefore, not considered to be independent directors. Based on the foregoing categorical standards, all current members of the Audit, Compensation and Nominating/Corporate Governance Committees are independent.

     The table below provides membership and meeting information for each of the committees of the Board of Directors.

                                                                            Nominating/Corporate
                Name*                  Audit           Compensation         Governance                       Executive
----------------------------------------------------------------------------------------------------------------------------
Gregory D. Brenneman                   X(FE)           X(C)
Leslie A. Brun                                                              X
Gary C. Butler
Joseph A. Califano, Jr.                X
Leon G. Cooperman                      X(C) (FE)                            X                                X
Ann Dibble Jordan                      X
Harvey M. Krueger                                                                                            X(C)
Frederic V. Malek                                      X                    X(C)                             X
Henry Taub                                                                                                   X
Laurence A. Tisch**                                    X
Arthur F. Weinbach                                                                                           X
Josh S. Weston                                                                                               X

Meetings held in fiscal 2003           6               4                    2                                2


(C) Chairperson of the committee.

(FE) Audit Committee financial expert.

* Dr. George H. Heilmeier, who resigned from the Board of Directors in March 2003, served on the Compensation, the Executive and the Nominating/Corporate Governance Committees during the last fiscal year.

** Mr. Tisch is retiring at the 2003 Annual Meeting in accordance with the retirement policy of the Board of Directors.

     The Audit Committee acts under a written charter (the "Audit Committee Charter"), which is required to be provided to stockholders every three fiscal years, unless amended earlier. The members of the Audit Committee satisfy the independence requirements of the New York Stock Exchange (NYSE) rules currently in effect. The Audit Committee Charter may be viewed online on the Company's website at www.adp.com under "Corporate Governance" in the Corporate Overview section. The principal functions of the Audit Committee are to:

     (i) assist the Board of Directors in fulfilling its oversight responsibilities with respect to (a) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethical behavior, (b) the Company's auditing, accounting and financial reporting processes generally, (c) the Company's financial statements and other financial information provided by the Company to its stockholders, the public and others, (d) the Company's compliance with legal and regulatory requirements and (e) the performance of the Company's corporate audit department and independent auditors;

     (ii) appoint, compensate and oversee the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work;

     (iii) review in advance and pre-approve (a) all auditing services to be provided by the independent auditors and (b) all non-audit services to be provided by the independent auditors, as permitted by applicable rules and regulations and the Auditor Independence Policy (which is discussed in further detail below under "Independent Auditors' Fees"), and in connection therewith to approve all fees and other terms of engagement;

     (iv) review and approve disclosures required to be included in the Securities and Exchange Commission (the "SEC") periodic reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

     (v) review the performance of the internal auditors and the independent auditors on at least an annual basis.

     The Compensation Committee acts under a written charter, which may be viewed online on the Company's website at www.adp.com under "Corporate Governance" in the Corporate Overview section. The principal function of the Compensation Committee is to assist the Board of Directors in discharging its responsibilities in respect of compensation of the Company's executive officers by:

     (i) evaluating the Chief Executive Officer's performance and setting the Chief Executive Officer's compensation based on such evaluation;

     (ii) developing guidelines and reviewing the compensation and performance of officers of the Company and other Company associates; and

     (iii) reviewing and approving criteria for granting bonuses and options to officers of the Company.

     The Compensation Committee also develops plans for managerial succession.

     The Nominating/Corporate Governance Committee acts under a written charter, which may be viewed online on the Company's website at www.adp.com under "Corporate Governance" in the Corporate Overview section. The principal functions of the Nominating/Corporate Governance Committee are to:

     (i) develop policies on the size and composition of the Board of Directors;

     (ii) identify individuals qualified to become members of the Board of Directors and review candidates for Board membership;

     (iii) recommend a slate of nominees to the Board of Directors annually;

     (iv) ensure that the Audit, Compensation and Nominating/Corporate Governance Committees of the Board of Directors have the benefit of qualified and experienced independent directors;

     (v) review and reassess the adequacy of the Board of Directors' corporate governance principles (which principles may be viewed online on the Company's website at www.adp.com under "Corporate Governance" in the Corporate Overview section) and recommend changes to such principles annually; and

     (vi)  advise the full Board of Directors on corporate governance matters.

     When the Board of Directors decides to recruit a new member it seeks strong candidates who, ideally, meet all of its categorical standards of director independence and are senior executives of large companies who have significant technology, international or marketing backgrounds directly related to the Company's technologies, markets and/or clients. The Board of Directors will consider any such strong candidate provided he or she possesses the following personal characteristics: (i) business community respect for his or her integrity, ethics, principles, insights and analytical ability; and (ii) ability and initiative to frame insightful questions, speak out and challenge questionable assumptions and disagree without being disagreeable. If the Committee does not believe that a candidate possesses the above personal characteristics, that candidate will not be considered. Stockholders who wish the Nominating/Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the Nominating/Corporate Governance Committee in care of the Secretary of the Company at the Company's principal executive offices.

     The Executive Committee acts under a written charter, which may be viewed online on the Company's website at www.adp.com under "Corporate Governance" in the Corporate Overview section. The function of the Executive Committee is to act in the absence of the Board of Directors.

     During the last fiscal year, non-employee directors were paid an annual retainer of $35,000, plus $1,500 for each Board of Directors meeting attended. In addition, non-employee directors were paid $1,000 for each committee meeting attended if such committee meeting was held on the same day a Board of Directors meeting was held; otherwise, non-employee directors were paid $1,500 for each committee meeting attended. Further, each non-employee director acting as chairperson of a committee was paid an additional annual retainer of $5,000.

     In August 2003, the Compensation Committee recommended, and the Board of Directors approved, a new compensation program for non-employee directors, which became effective on August 11, 2003. Under the new compensation program, non-employee directors will be paid an annual retainer of $55,000, payable in the form of restricted stock units of the Company's Common Stock pursuant to the Company's 2003 Director Stock Plan (the "2003 Director Stock Plan"), subject to stockholder approval of such plan at this Annual Meeting. In accordance with the terms of the 2003 Director Stock Plan, on the date established by the Board of Directors for payment of the annual retainer, each non-employee director will receive a credit of restricted stock units equal to the annual retainer divided by the fair market value of a share of the Company's Common Stock on such date. At such time as a non-employee director ceases to be a member of the Board of Directors he or she will receive the number of shares of the Company's Common Stock equal to the number of restricted stock units credited to such non-employee director under the terms of the 2003 Director Stock Plan. In addition, a non-employee director shall receive a cash payment equal to dividends, if any, that such non-employee director would have received had he or she received actual shares of the Company's Common Stock (instead of restricted stock units) at the time of payment of the annual retainer, plus interest credited under the terms of the 2003 Director Stock Plan from the date such dividend equivalents were credited to the date of payment. In addition to awards under the 2003 Director Stock Plan, each non-employee director will be paid $1,500 in cash for each Board of Directors meeting attended and $1,000 in cash for each committee meeting attended on the same day a Board of Directors meeting is held or $1,500 in cash for all other committee meetings attended. The chairperson of the Audit Committee will be paid an additional annual retainer of $10,000 in cash and the chairperson of each of the Executive Committee, Compensation Committee and Nominating/Corporate Governance Committee will be paid an additional annual retainer of $5,000 in cash. Non-employee directors may elect to defer receipt of the above amounts. There are no fees paid to employee directors or other fee arrangements provided by the Company. In recommending and approving the new compensation program for non-employee directors, the Compensation Committee and the Board of Directors considered the increased responsibilities of directors under the Sarbanes-Oxley Act of 2002 and other recently promulgated regulations. The Compensation Committee and the Board of Directors also examined the compensation paid to non-employee directors of other companies included in the S&P 500 with the goal of providing the Company's non-employee directors with comparable compensation. To encourage ownership of the Company's Common Stock and better align the interests of the Company's directors with those of other stockholders, the Compensation Committee and the Board of Directors chose to provide a significant portion of non-employee director compensation under this new compensation program in the form of restricted stock units.

     During fiscal 2003, the non-employee directors of the Company were entitled to participate in the 1989 Non-Employee Director Stock Option Plan (the "Directors' Option Plan"). Following stockholder approval of the amendment to the 2000 Key Employees' Stock Option Plan at this Annual Meeting, the Directors' Option Plan will be amended to prohibit any future stock option grants thereunder. Under the Directors' Option Plan, options to purchase 12,500 shares of Common Stock were automatically granted to persons who became non-employee directors. In addition, each non-employee director was granted an additional option to purchase 12,500 shares on the first business day after each fifth anniversary of the date of the initial grant to each such non-employee director, provided that he or she was then still serving in such capacity. All options were granted at the fair market value of the Common Stock, determined on the basis of the closing price of the Common Stock in consolidated trading on the date of grant, as reported in The Wall Street Journal. Twenty percent of the options granted under the Directors' Option Plan become exercisable on the first anniversary of the date such options were granted, and twenty percent become exercisable on each successive anniversary date thereafter until all such options become exercisable, provided that options become exercisable only if the director is then still serving in such capacity, unless certain specified events occur, such as the death, disability or retirement of a director, in which case the options shall immediately vest and become fully exercisable. All options granted under the Directors' Option Plan have a term of ten years. Options to purchase 12,500 shares of Common Stock were granted to each of Mr. Brun and Ms. Jordan at an exercise price of $34.81 per share and $36.40 per share, respectively, under the Directors' Option Plan in fiscal 2003.

     In August 2003, the Compensation Committee recommended and the Board of Directors approved, subject to stockholder approval at this Annual Meeting, an amendment to the 2000 Key Employees' Stock Option Plan to provide for stock option grants to non-employee directors. The Board of Directors has determined that, upon initial election to the Board of Directors, a director will receive a grant of options to purchase 5,000 shares of Common Stock. Thereafter, a director will receive an annual grant of options to purchase 5,000 shares of Common Stock.

     Any person who became a non-employee director after August 13, 1997 will not be eligible to receive a pension from the Company. A non-employee director (who was a director on August 13, 1997) who retires after 20 years of service in such capacity and having attained the age of 70 will receive a pension of $25,000 per year for the remainder of his or her life. If such non-employee director retires after having attained the age of 65 with 15 years of service, he or she will receive a pension of $12,500 per year.

     The mandatory retirement age for directors is 72, except as noted below. The Board of Directors may, upon the recommendation of the Nominating/Corporate Governance Committee made annually, waive the mandatory retirement age requirement for any director, except persons who first became directors after May 14, 2002. The Board of Directors waived the mandatory retirement age requirement for Messrs. Califano, Krueger, Taub and Weston based on their respective contributions to and involvement in the Board of Directors so that they may be nominated at this Annual Meeting to serve as directors for the upcoming year. Notwithstanding the foregoing annual waiver procedure, the oldest member of the Board of Directors, Mr. Tisch, after serving as a director since 1973, shall automatically retire at this Annual Meeting. The next oldest member of the Board of Directors shall automatically retire at the Company's 2004 Annual Meeting of Stockholders. This "then oldest director" automatic retirement process shall continue until there are no directors over the age of 72. Thereafter, all directors will automatically retire from the Board of Directors at the Company's Annual Meeting of Stockholders following the date he or she turns 72. This "then oldest director" automatic retirement procedure portion of the Board of Directors' retirement policy does not apply to Henry Taub, the Company's founder. Management directors who are no longer officers of the Company are required to resign from the Board of Directors. However, the Company's Chief Executive Officer may, provided the Board of Directors approves, continue to serve as a director for a transition period of up to one year after the date he or she ceases to be the Company's Chief Executive Officer.

     Executive sessions are held during each Board of Directors and committee meeting. The Company has adopted a procedure by which the presiding director at executive sessions of the Board of Directors shall change each meeting and shall rotate, consecutively, among the independent chairpersons of the Audit, Compensation and Nominating/Corporate Governance Committees.

Security Ownership of Certain Beneficial Owners and Managers

     The following table contains information as of August 31, 2003 with respect to the beneficial ownership of Common Stock by (i) each director and nominee for director of the Company, (ii) each of the executive officers of the Company named in the Summary Compensation Table and (iii) all directors and executive officers of the Company as a group (including the named individuals). To the knowledge of the management of the Company, as of August 31, 2003, no person beneficially owned more than 5% of the outstanding shares of the Company's Common Stock. Unless otherwise noted in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned.

                                                                            Shares of Common Stock
Name                                                                        Beneficially Owned (1)              Percent
--------------------------------------------------------------------------------------------------------------------------
Gregory D. Brenneman                                                                          5,000                   *
Leslie Brun                                                                                       0                   *
Gary C. Butler                                                                              889,253                   *
Joseph A. Califano, Jr. (2)                                                                  28,100                   *
Leon G. Cooperman (3)                                                                        98,466                   *
Richard J. Daly                                                                             387,395                   *
Russell P. Fradin                                                                           573,673                   *
Eugene A. Hall                                                                              261,785                   *
John Hogan                                                                                  366,628                   *
Ann Dibble Jordan                                                                            30,400                   *
Harvey M. Krueger (4)                                                                       132,016                   *
Frederic V. Malek (5)                                                                        32,500                   *
S. Michael Martone                                                                          173,333                   *
Henry Taub (6)                                                                            6,102,528             1.0258%
Laurence A. Tisch                                                                             4,000                   *
Arthur F. Weinbach (7)                                                                    1,475,216                   *
Josh S. Weston                                                                              636,413                   *
Directors and executive officers as a group (27 persons,
including those directors and executive officers named above) (8)                        12,557,635             2.1097%


* Indicates less than one percent.

(1) Includes shares that may be acquired upon the exercise of options granted by the Company that are exercisable on or prior to October 30, 2003. The shares beneficially owned include: (i) the following shares subject to such options granted to the directors and executive officers indicated: 5,000 (Mr. Brenneman), 479,899 (Mr. Butler), 24,500 (Mr. Califano), 42,983 (Mr.
     Cooperman), 313,364 (Mr. Daly), 372,449 (Mr. Fradin), 222,800 (Mr. Hall),
     332,564 (Mr. Hogan), 15,000 (Ms. Jordan), 59,758 (Mr. Krueger), 24,500 (Mr.
     Malek), 90,834 (Mr. Martone) and 867,123 (Mr. Weinbach); and (ii) 3,841,145
     shares subject to such options granted to the directors and executive officers as a group.

(2) Excludes an aggregate of 2,800 shares of Common Stock of the Company that are owned outright by members of Mr. Califano's immediate family or by charitable trusts of which members of Mr. Califano's immediate family were potential beneficiaries. Mr. Califano disclaims beneficial ownership of such shares.

(3) Includes 30,483 shares, representing the gain resulting from the exercise of an option to purchase 38,000 shares of Common Stock on October 15, 2001. Mr. Cooperman has elected to defer receipt of the shares representing such gain.

(4) Includes 35,258 shares, representing the gain resulting from the exercise of an option to purchase 40,000 shares of Common Stock on November 1, 1999. Mr. Krueger has elected to defer receipt of the shares representing such gain.

(5) Excludes an aggregate of 3,200 shares of Common Stock of the Company that are owned outright by members of Mr. Malek's immediate family or by charitable trusts of which members of Mr. Malek's immediate family were potential beneficiaries. Mr. Malek disclaims beneficial ownership of such shares.

(6) Excludes an aggregate of 299,358 shares of Common Stock of the Company that are owned outright by members of Mr. Taub's immediate family or by charitable trusts of which members of Mr. Taub's immediate family were potential beneficiaries. Mr. Taub disclaims beneficial ownership of such shares.

(7) Includes 78,616 shares, representing (i) a gain of 42,877 shares resulting from the exercise of an option to purchase 50,000 shares of Common Stock on August 19, 1999 and (ii) a gain of 35,739 shares resulting from the exercise of an option to purchase 40,000 shares of Common Stock on October 6, 2000. In each case, Mr. Weinbach has elected to defer receipt of the shares representing such gain.

(8) Excludes an aggregate of 3,382 shares of Common Stock of the Company owned by members of the immediate families of non-director officers of the Company. The non-director officers of the Company disclaim beneficial ownership of such shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following sections of this Proxy Statement cover the components of the total compensation of the Company's Chief Executive Officer and the six other most highly compensated executive officers of the Company. These sections include: (i) a series of tables covering annual and long-term compensation; (ii) a pension plan table summarizing the annual benefits payable under the Company's defined benefit retirement plans; and (iii) a report by the Compensation Committee of the Board of Directors describing the Company's compensation policies for fiscal 2003 for its executive officers and the rationale upon which its Chief Executive Officer's compensation for fiscal 2003 was based. Also included is a performance graph comparing the Company's total stockholder return to the S&P 500 and a Peer Group Index over a five year period.

Summary Compensation Table

     The following table summarizes the compensation of the Company's Chief Executive Officer and the six other most highly compensated executive officers for services in all capacities to the Company for the three years ended June 30, 2003.

                                                   Annual
                                              Compensation (1)            Long-Term Compensation
                                          --------------------------------------------------------------
                                                                                          Number of
                                                                                         Securities
                                 Year                                  Restricted        Underlying
          Name and              Ended                                     Stock            Options           All other
     Principal Position        June 30,      Salary       Bonus          Awards            Granted         Compensation
----------------------------------------------------------------------------------------------------------------------------

                                                                          (2)                (3)                (4)

Arthur F. Weinbach               2003         $759,438     $167,500     $  844,240           184,998             $20,664
Chairman and Chief               2002         $735,000     $173,500     $1,452,776           182,125             $ 6,833
Executive Officer                2001         $721,250     $450,000     $       --           170,000             $ 7,089

Gary C. Butler                   2003         $641,882     $120,000     $1,425,520           109,899             $ 6,312
President and Chief              2002         $620,000     $108,500     $       --           108,000             $ 6,289
Operating Officer                2001         $607,500     $299,000     $2,424,105           100,000             $ 6,443

Russell P. Fradin                2003         $510,909     $111,864     $1,384,000            47,949             $ 5,845
Group President                  2002         $493,750     $112,600     $       --            46,500             $ 5,149
                                 2001         $483,750     $214,500     $2,353,500            40,000             $ 5,242

Eugene A. Hall                   2003         $381,663     $119,437     $       --            30,375             $ 5,027
Senior Vice President            2002         $363,600     $118,271     $       --            29,325             $ 5,019
                                 2001         $355,000     $240,021     $       --            50,000             $ 5,066

S. Michael Martone               2003         $375,754     $113,145     $  622,800            30,459             $ 6,082
Group President                  2002         $362,308     $117,058     $       --            29,375             $ 6,073
                                 2001         $354,615     $153,000     $1,063,620            25,000             $    --

Richard J. Daly                  2003         $403,004     $ 62,677     $       --            30,039             $ 6,165
Group President                  2002         $392,308     $ 72,023     $1,286,064            29,125             $ 6,148
                                 2001         $383,269     $147,700     $       --            25,000             $ 6,240

John Hogan                       2003         $403,004     $ 60,993     $       --            30,039             $ 6,115
Group President                  2002         $392,308     $ 64,750     $1,286,064            29,125             $ 6,105
                                 2001         $383,269     $148,500     $       --            25,000             $ 6,165


(1) None of the named executive officers received any perquisites or other personal benefits of an amount, or any other annual compensation of a type, required to be reported by the SEC pursuant to applicable rules and regulations.

(2) The dollar values shown in the Restricted Stock Awards column are based on the closing market price of the Common Stock on the date the restricted shares were granted. Restricted shares may not be transferred or pledged, but such Company-imposed restrictions lapse with the passage of time (generally over periods of up to six years) and continued employment with the Company.

     As of June 30, 2003, the aggregate number of shares of restricted stock held by a named executive officer and the aggregate fair market value of such shares (calculated by multiplying the aggregate number of shares held by such named executive officer by the difference between $33.86, the closing price of the Common Stock on June 30, 2003, and $.10, the consideration paid per share of restricted stock) was: Mr. Weinbach, 48,800 shares ($1,647,488); Mr. Butler, 61,800 shares ($2,086,368); Mr. Fradin,
     60,000 shares ($2,025,600); Mr. Hall, 20,000 shares ($675,200); Mr.
     Martone, 27,000 shares ($911,520); Mr. Daly, 21,600 shares ($729,216); and
     Mr. Hogan, 21,600 shares ($729,216).

     The restricted stock awards to the named executive officers reported in the table that vest, in whole or in part, in under four years from the date of grant, together with their vesting schedule, are as follows:

     (i) Mr. Weinbach received a grant of 24,400 shares of restricted stock in fiscal 2003, 24,400 of which will vest in fiscal 2005. Mr. Weinbach received a grant of 24,400 shares of restricted stock in fiscal 2002, 24,400 of which will vest in fiscal 2004.

     (ii) Mr. Butler received a grant of 41,200 shares of restricted stock in fiscal 2003, 20,600 of which will vest in each of fiscal 2005 and 2006. Mr. Butler received a grant of 41,200 shares of restricted stock in fiscal 2001, 20,600 of which vested in 2003 and 20,600 of which will vest in fiscal 2004.

     (iii) Mr. Fradin received a grant of 40,000 shares of restricted stock in fiscal 2003, 20,000 of which will vest in each of fiscal 2005 and 2006. Mr. Fradin received a grant of 40,000 shares of restricted stock in fiscal 2001, 20,000 of which vested in 2003 and 20,000 of which will vest in fiscal 2004.

     (iv) Mr. Martone received a grant of 18,000 shares of restricted stock in fiscal 2003, 9,000 of which will vest in each of fiscal 2005 and 2006. Mr. Martone received a grant of 18,000 shares of restricted stock in fiscal 2001, 9,000 of which vested in 2003 and 9,000 of which will vest in fiscal 2004.

     (v) Mr. Daly received a grant of 21,600 shares of restricted stock in fiscal 2002, 10,800 of which will vest in each of fiscal 2004 and 2005.

     (vi) Mr. Hogan received a grant of 21,600 shares of restricted stock in fiscal 2002, 10,800 of which will vest in each of fiscal 2004 and 2005.

     Dividends are paid on restricted stock at the same rate as other outstanding shares of the Company's Common Stock. In the event of a termination of their employment following a change in control of the Company, the unvested portion of the restricted stock of Messrs. Weinbach and Butler will be subject to accelerated vesting as further described in this Proxy Statement under the heading "Employment Agreements." In the event of a termination of their employment following a change in control of the Company, the unvested portion of the restricted stock of Messrs. Fradin, Hall, Martone, Daly and Hogan will be subject to accelerated vesting as further described in this Proxy Statement under the heading "Change in Control Severance Plan for Corporate Officers."

(3)  The Company does not award Stock Appreciation Rights (SARs).

(4) For the year ended June 30, 2003, all other compensation consists of the sum of: (i) Company matching contributions to the Company's Retirement and Savings Plan (401(k)) in the following amounts: Mr. Weinbach, $5,916, Mr. Butler, $5,916, Mr. Fradin, $5,576, Mr. Hall, $4,896, Mr. Martone, $5,916,
     Mr. Daly, $5,916, and Mr. Hogan, $5,916; and (ii) compensatory split-dollar insurance premiums (with a statistically calculated economic benefit to the executive determined by Phoenix Home Life Insurance Company for W-2 income purposes) in the following amounts: Mr. Weinbach, $994, Mr. Butler, $396, Mr. Fradin, $269, Mr. Hall, $131, Mr. Martone, $166, Mr. Daly, $249, and Mr. Hogan, $199. The Company ceased paying split-dollar insurance premiums during the last fiscal year and surrendered all the related split-dollar insurance policies. Mr. Weinbach received a cash payment of $13,754 upon the surrender of his insurance policy in fiscal 2003 in accordance with the terms of his policy. None of the other executive officers received a payment upon the surrender of their policies in fiscal 2003.

Stock Option Plans

     The Company has in effect a 1990 Key Employees' Stock Option Plan (the "1990 Plan") and a 2000 Key Employees' Stock Option Plan (the "2000 Plan"). The 1990 Plan and the 2000 Plan collectively are referred to as the "Option Plans." Officers and key employees are eligible to participate in the Option Plans, which permit the issuance, in addition to non-qualified options, of "incentive stock options" ("ISOs") within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has ceased granting options under the 1990 Plan, but outstanding options under the 1990 Plan remain valid. In the event of a termination of their employment following a change in control of the Company, the unvested portion of the stock options of Messrs. Weinbach and Butler will be subject to accelerated vesting as further described in this Proxy Statement under the heading "Employment Agreements." In the event of a termination of their employment following a change in control of the Company, the unvested portion of the stock options of Messrs. Fradin, Hall, Martone, Daly and Hogan will be subject to accelerated vesting as further described in this Proxy Statement under the heading "Change in Control Severance Plan for Corporate Officers." The 2000 Plan has been amended, subject to stockholder approval at this Annual Meeting, to allow grants of stock options to non-employee directors. See Proposal 2 below.

     The Option Plans are administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to determine the employees to whom options will be granted and, subject to the Option Plans, the terms and amount of options granted.

     ISOs and non-qualified options expire no more than ten years from their date of grant, with an exercise price no less than 100% of the fair market value on the date of grant. The Board of Directors has resolved that, once granted, no ISO or non-qualified option may be repriced.

     An optionee has no rights as a stockholder with respect to any shares covered by his or her options until the date of issuance of a stock certificate to him or her for such shares. During the life of the optionee, the option is exercisable only by him or her. Except as otherwise provided in the applicable award agreement or described in the following sentence, no option is exercisable more than 60 days after termination of employment, or (if termination is due to the death of an optionee) more than six months after the appointment and qualification of an executor or administrator of the deceased optionee's estate or 12 months after the death of the optionee, whichever occurs earlier.

     The following table sets forth certain information concerning stock option grants to the named executive officers during the fiscal year ended June 30, 2003.

                                                 Option Grants in Last Fiscal Year
                              ----------------------------------------------------------------------------

                                  Number of         Percent of Total
                                 Securities             Options
                                 Underlying             Granted
                                   Options            to Employees          Exercise                         Grant Date
                                   Granted           in Fiscal Year           Price         Expiration          Value
            Name                   (#)(1)                 (%)               ($/Share)          Date            ($)(2)
----------------------------------------------------------------------------------------------------------------------------
Arthur F. Weinbach                 170,000                1.07%             $36.8500        8/12/2012        $1,879,877
                                    14,998                0.09%             $32.2450        7/22/2012        $  162,685
Gary C. Butler                     100,000                0.63%             $36.8500        8/12/2012        $1,136,352
                                     9,899                0.06%             $32.2450        7/22/2012        $  107,375
Russell P. Fradin                   40,000                0.25%             $42.4150       11/12/2012        $  519,719
                                     7,949                0.05%             $32.2450        7/22/2012        $   86,224
Eugene A. Hall                      25,000                0.16%             $42.4150       11/12/2012        $  324,824
                                     5,375                0.03%             $32.2450        7/22/2012        $   58,303
S. Michael Martone                  25,000                0.16%             $34.3300        5/13/2013        $  255,911
                                     5,459                0.03%             $32.2450        7/22/2012        $   59,214
Richard J. Daly                     25,000                0.16%             $42.4150       11/12/2012        $  324,824
                                     5,039                0.03%             $32.2450        7/22/2012        $   54,658
John Hogan                          25,000                0.16%             $42.4150       11/12/2012        $  324,824
                                     5,039                0.03%             $32.2450        7/22/2012        $   54,658


(1) 463,758 options were granted pursuant to the 2000 Plan. The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options were granted for terms of ten years, and vest during periods of up to six years subsequent to the date of grant.

(2) The grant date values were calculated on the basis of the Black-Scholes option pricing model. Options were assumed to be exercised 6.3 years after the date of grant, based on historical experience, except for Mr. Martone's grant that expires in May of 2013, which was assumed to be exercised 6.5 years after the date of grant. A risk-free interest rate of 3.65%, stock price volatility of 30.37% and a dividend yield of 0.75% was used in the calculation of the option grants to Messrs. Weinbach and Butler expiring on August 12, 2012. A risk-free interest rate of 3.26%, stock price volatility of 31.70% and a dividend yield of 0.78% was used in the calculation for the option grants to Messrs. Fradin, Hall, Daly and Hogan expiring on November 12, 2012. A risk-free interest rate of 3.19%, stock price volatility of 30.62% and a dividend yield of 0.87% was used in the calculation for the option grant to Mr. Martone expiring on May 13, 2013. A risk-free interest rate of 4.05%, stock price volatility of 29.49% and a dividend yield of 0.75% was used in the calculation of the option grants to Messrs. Weinbach, Butler, Fradin, Hall, Martone, Daly and Hogan expiring on July 22, 2012. A discount factor of 3% was applied to the calculated value to reflect the risk of forfeiture during the option term. The actual value of the options will depend on the market value of the Company's Common Stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the Company's Common Stock from the date of grant, which increase would benefit all stockholders commensurately.

                           Aggregated Option Exercises
                       For Fiscal Year Ended June 30, 2003
                      And Option Values As Of June 30, 2003

     The following table sets forth certain information concerning option exercises during the last fiscal year by the named executive officers and unexercised options held by such officers at the end of the last fiscal year.

                                                                   Number of Securities           Value of Unexercised
                                                                  Underlying Unexercised          In-the-Money Options
                                                                    Options at 6/30/03                 at 6/30/03
                                                                           (#)                            ($)
                                                              --------------------------------------------------------------

                         Shares Acquired
                           On Exercise       Value Realized
Name                           (#)                ($)          Exercisable   Unexercisable    Exercisable   Unexercisable
----------------------------------------------------------------------------------------------------------------------------
Arthur F. Weinbach            40,000           $1,208,692        772,125        824,998       $11,297,650       $ 24,222
Gary C. Butler                     0           $       --        356,000        459,899       $ 1,917,980       $129,037
Russell P. Fradin                  0           $       --        336,500        207,949       $ 3,213,588       $ 77,438
Eugene A. Hall                     0           $       --        165,825        198,875       $         0       $ 49,056
S. Michael Martone             9,000           $   69,210         80,375        143,459       $    91,500       $108,141
Richard J. Daly                    0           $       --        310,125        180,039       $ 3,758,950       $ 93,053
John Hogan                         0           $       --        299,325        180,039       $ 3,793,280       $ 93,053


Equity Compensation Plan Information

     The following table sets forth information as of June 30, 2002 regarding compensation plans under which the Company's equity securities are authorized for issuance:

                                                                                                           Number of securities
                                                                                                          remaining available for
                                                           Number of securities     Weighted average       future issuance under
                                                            to be issued upon       exercise price of       equity compensation
                                                         exercise of outstanding      outstanding            plans (excluding
                                                             options, warrants      options, warrants       securites reflected
Plan category                                                   and rights             and rights              in Column (a))
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   (a)                      (b)                     (c)
                                                          -------------------------------------------------------------------------
Equity compensation plans approved by security holders          60,958,390                $40.58               1,792,200(1)
Equity compensation plans not approved by security
holders (2)                                                        163,500                $30.93               4,899,176(3),(4),(5)
                                                          -------------------------------------------------------------------------
  Total                                                         61,121,890                $40.55               6,691,376
                                                          =========================================================================


(1) Includes 603,200 shares of Common Stock remaining available for future issuance under the Company's Employees' Savings-Stock Purchase Plan, which shares and weighted average exercise prices are not reflected in Columns
     (a) and (b) of this table.

(2) Represents (i) the Company's Directors' Option Plan, (ii) the Key Employees' Restricted Stock Plan, and (iii) the French Employees' Saving-Stock Option Plan (the "French Plan"), none of which have been approved by the Company's stockholders. The terms of the Directors' Option Plan are described under "Corporate Governance" in this Proxy Statement, the terms of the Key Employees' Restricted Stock Plan are described in Note 9 to the Company's Consolidated Financial Statements included in the Company's 2003 Annual Report and the terms of the French Employees' Saving-Stock Option Plan are described in footnote (5) below.

(3) At June 30, 2003, there were 263,000 shares of Common Stock reserved for issuance pursuant to the terms of the Directors' Option Plan. Following stockholder approval of the amendment to the 2000 Plan at this Annual Meeting, the Directors' Option Plan will be amended to prohibit any future stock option grants thereunder.

(4) Includes 3,566,761 shares of Common Stock reserved for issuance pursuant to the Key Employees' Restricted Stock Plan.

(5) Includes 1,069,415 shares of Common Stock reserved for issuance pursuant to the French Plan. The French Plan is similar to the Company's Employees' Savings-Stock Purchase Plan; French tax law prevents employees based in France from participating in the Company's Employees' Savings-Stock Purchase Plan. In January 1996, the Board of Directors adopted the French Plan. Employees of the Company based in France are entitled to purchase shares of Common Stock (such rights referred to as "Stock Options") under the French Plan under annual offerings that commence on January 1 of each calendar year and close on December 31 of the following calendar year (each, an "Offering"). In October 2002, the French Employees' Saving-Stock Option Plan Committee (appointed by the Board of Directors) (the "French Stock Option Committee") amended the French Plan to extend the offering period from 24 months to 48 months for the Offering commencing on January 1, 2003 and each Offering commenced thereafter. Each eligible employee is granted Stock Options in each Offering that would generally entitle such employee to purchase a whole number of shares of Common Stock equivalent in value to 10% of his or her base salary, based upon a price per share (in U.S. dollars) determined in advance of such Offering by the French Stock Option Committee, subject to adjustment for currency rate changes over the term of the Offering. Participating employees pay for the exercise of the Stock Options through monthly payroll deductions taken during the two-year period or four-year period, as the case may be, of each Offering, and have the opportunity upon the close of the Offering to exercise their Stock Options (or any portion thereof) and purchase the associated number of shares of Common Stock. To the extent a participating employee elects to purchase fewer shares of Common Stock than would be available under his or her full allotment of Stock Options, such employee would receive the cash remaining from the aggregate payroll deductions after taking into account his or her purchase of shares of Common Stock.

Defined Benefit Plans

     The following table shows the estimated annual retirement benefits payable under the Company's retirement program, consisting of the Retirement Capital Accumulation Plan (the "Pension Plan") and the Supplemental Officers' Retirement Plan (the "Supplemental Retirement Plan"), to persons in specified average compensation and credited service classifications, assuming retirement at age 65.


                                                          Years of Credited Service at Retirement
                                ----------------------------------------------------------------------------------------------------
             Final
        5-Year Average
         Compensation                  10                 15                20                 25                30
------------------------------------------------------------------------------------------------------------------------------------
         $  400,000                 $ 69,000           $108,000          $132,000           $152,000          $181,000
            500,000                   84,000            131,000           157,000            177,000           206,000
            600,000                   99,000            153,000           182,000            202,000           231,000
            700,000                  114,000            176,000           207,000            227,000           256,000
            800,000                  129,000            198,000           230,000            252,000           281,000
            900,000                  144,000            221,000           257,000            277,000           306,000
          1,000,000                  159,000            243,000           282,000            302,000           331,000


     Compensation covered by the Pension Plan is limited to January 1 base salary up to the current compensation limit in effect for the plan year. Compensation covered under the Supplemental Retirement Plan includes cash compensation (paid or deferred) and compensation from restricted stock vesting during the year. Benefits under the Supplemental Retirement Plan are subject to reduction for social security, Pension Plan and 401(k) benefits under certain circumstances.

     Messrs. Weinbach, Butler, Fradin, Hall, Martone, Daly and Hogan have 22, 27, 5, 3, 15, 13 and 9 years of credited service, respectively, under the Pension Plan and 14, 14, 6, 4, 8, 9 and 8 years of credited service, respectively, under the Supplemental Retirement Plan. In addition, unless his employment is terminated for cause, Mr. Weinbach will receive the maximum benefits available under the Supplemental Retirement Plan, and his benefit will not be reduced for commencement prior to age 65 as long as the Compensation Committee deems his retirement prior to age 65 is in the Company's best interest. The figures shown on the table above are for a straight-life annuity commencing at age 65. Reduced benefits are available at earlier ages and in other forms of benefits.

Change in Control Severance Plan for Corporate Officers

     To aid the Company in retaining its officers, the Company has in effect the Automatic Data Processing, Inc. Change in Control Severance Plan for Corporate Officers (the "CIC Plan"), which provides for the payment of specified benefits to officers selected by the Board of Directors if their employment terminates after a "change in control" (as defined below) of the Company. All corporate officers of the Company ("Participants") participate in the CIC Plan. As of August 31, 2003, there were 30 Participants in the CIC Plan.

     The CIC Plan provides that Participants who are terminated by the Company without "cause" (as defined in the CIC Plan) or by the Participant for "good reason" (as defined in the CIC Plan) (a "Qualifying Termination") during the two-year period following the occurrence of a change in control will receive a payment equal to 150% of such Participant's "current total annual compensation." Participants who have a Qualifying Termination during the third year following the occurrence of a change in control will receive a payment equal to 100% of such Participant's current total annual compensation. A Participant's "current total annual compensation" equals his or her highest rate of annual salary during the calendar year in which his or her employment terminates or the year immediately prior to the year of such termination plus his or her average annual bonus compensation earned in respect of the two most recent calendar years immediately preceding the calendar year in which his or her employment terminates.

     In addition to the payments described in the preceding paragraph, options to purchase Company stock held by Participants who have a Qualifying Termination during the two-year period following the occurrence of a change in control will become fully vested and exercisable. Options to purchase Company stock held by Participants who have a Qualifying Termination during the third year following the occurrence of a change in control will become fully vested and exercisable to the extent that such options would have otherwise vested within one year after the Qualifying Termination.

     Likewise, restricted shares of Company stock ("Restricted Shares") held by Participants who have a Qualifying Termination during the two-year period following the occurrence of a change in control will become fully vested as to those Restricted Shares for which vesting restrictions would otherwise have lapsed within two years after the Qualifying Termination. Restricted Shares held by Participants who have a Qualifying Termination during the third year following the occurrence of a change in control will become fully vested to the extent that vesting restrictions would have lapsed within one year after the Qualifying Termination.

     Generally, the CIC Plan supersedes any other change in control severance plans, policies and practices of the Company with respect to the Participants. Messrs. Weinbach and Butler are entitled to receive the greater of the benefits and payments and more favorable conditions provided under their employment agreements and the CIC Plan on an item-by-item basis.

     A "change in control" as defined in the CIC Plan will have occurred if (i) any "Person" (as defined in Section 3(a)(9) of the Exchange Act), excluding the Company, any subsidiary of the Company, or any employee benefit plan sponsored or maintained by the Company (including any trustee of any such plan acting in its capacity as trustee), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the total combined voting power of the Company's then outstanding securities; (ii) there occurs a merger, consolidation or other business combination of the Company (a "Transaction"), other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to be the beneficial owners of securities of the resulting entity representing more than 65% of the voting power in the resulting entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction; or (iii) there occurs the sale of all or substantially all of the Company's assets, other than a sale immediately following which the stockholders of the Company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more than 65% of the voting power in the purchasing entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction. If instructed by a Participant, the Company will reduce payments under the CIC Plan to avoid the application of excise taxes pursuant to section 4999 of the Code.

Employment Agreements

     Mr. Weinbach entered into an employment agreement with the Company as of August 13, 2001. The agreement provides for successive one-year terms unless terminated by the Company or Mr. Weinbach at least six months prior to the end of the applicable one-year term. Mr. Weinbach's annual base salary is to be no less than $750,000, and his annual target bonus is to be no less than $485,000. The actual bonus paid to Mr. Weinbach is based upon his accomplishment of pre-established performance goals that include business growth and increased profitability. The agreement provides that Mr. Weinbach is to be granted performance-based restricted stock awards for a number of shares so that restrictions may lapse in each fiscal year of the Company on shares with a market value on the date of the award of at least $1,000,000. The agreement also provides that Mr. Weinbach will at all times own sufficient shares of restricted stock such that restrictions may lapse during each of the following two fiscal years on a number of shares having a market value on the date of their award of at least $1,000,000. The agreement further provides that Mr. Weinbach is to be granted, on an annual basis, a minimum of 170,000 options to purchase shares of Common Stock and that all options to purchase Common Stock not yet vested at the time of Mr. Weinbach's retirement would fully vest upon his retirement. If the Company terminates Mr. Weinbach's employment without cause, then he is entitled to receive his base salary for 18 months and continue to vest in his restricted stock awards and stock options. If Mr. Weinbach's employment is terminated following a "change in control" (as defined below) of the Company, he will receive a termination payment equal to a percentage, ranging from 300% if such termination occurs within two years after such change in control to 100% if it occurs after the third year, of his annual base salary and his "current total annual compensation" (as defined below). In addition, all of his stock options will become fully vested and all of his restricted stock having restrictions lapsing within three years after such termination shall have such restrictions automatically removed.

     The definition of a "change in control" in Mr. Weinbach's employment agreement is the same as the definition of a "change in control" under the CIC Plan except for the percentage in clause (i) of such CIC Plan definition which is 25% under Mr. Weinbach's employment agreement.

     Mr. Weinbach's "current total annual compensation" equals his highest rate of annual salary during the calendar year in which his employment terminates or the year immediately prior to the year of such termination plus his average annual bonus compensation earned in respect of the two most recent calendar years immediately preceding the calendar year in which his employment terminates. Mr. Weinbach's employment agreement provides that in the event any payment from the Company to him results in the imposition of an excise tax under section 4999 of the Code, he will receive an additional payment such that after the payment of all such excise taxes and any taxes on the additional payments he will be in the same after-tax position as if no excise tax had been imposed.

     Mr. Butler entered into an agreement with the Company that provides that if his employment is terminated following a "change in control" (as defined below) of the Company, he will receive a termination payment equal to a percentage, ranging from 200% if such termination occurs within two years of such change in control to 100% if it occurs after the third year, of his annual base salary and his average annual bonus for the prior two years. In addition, all of his stock options will become fully vested and all of his restricted stock having restrictions lapsing within three years after such termination shall have such restrictions automatically removed.

     The definition of a "change in control" in Mr. Butler's employment agreement, as modified by the CIC Plan, is the same as the definition of a "change in control" under Mr. Weinbach's employment agreement noted above.

     Mr. Butler's employment agreement provides that in the event any payment from the Company to him results in the imposition of an excise tax under section 4999 of the Code, he will receive an additional payment such that after the payment of all such excise taxes and any taxes on the additional payments he will be in the same after-tax position as if no excise tax had been imposed.

Certain Transactions

     Mr. Krueger, a director of the Company, is Vice Chairman of Lehman Brothers, which provided various investment banking and brokerage services to the Company in the past fiscal year.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Compensation Committee of the Board of Directors is comprised of three independent directors: Messrs. Brenneman, Malek and Tisch.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") acts under a written charter adopted by the Board of Directors, which may be viewed online on the Company's website at www.adp.com under "Corporate Governance" in the Corporate Overview section. The Committee is responsible for setting, on behalf of the Board of Directors, the base salaries and the total compensation levels of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Senior Vice President and the Group Presidents of the Employer Services, Brokerage Services and Dealer Services businesses, as well as a structure for other key executives of the Company. The Committee grants all stock options and reviews all recommendations for grants of restricted stock to these and other key executives.

Compensation Policies

     The Company's executive compensation policies for fiscal 2003, which were reviewed by the Committee, were designed to emphasize both competitive and variable compensation, with direct links to business objectives and exceptional performance.

     The primary components of the compensation package for key executives for fiscal 2003 were base salary, bonus, restricted stock and stock options. The Company and the Committee have always believed that stock ownership in the form of restricted stock and longer-term stock option vesting is vital in linking management to stockholder interests. The Company sets its total annual compensation target (as described below) at the median of market range levels of comparable sized companies. The Company's executives may derive more economic benefit from stock option price appreciation, as a percentage of total compensation, than from base salary and bonus combined. The Committee generally intends to cause all eligible compensation to be exempt from the limitations of section 162(m) of the Code, but reserves the right to make non-exempt awards where appropriate.

Annual Compensation

     Total annual compensation consists of base salary, cash bonus and yearly vesting of restricted stock. The base salaries for executives for fiscal 2003 were determined based upon the job grade of the position, the salary range of the job grade and the performance of the executive.

     Key executives earned cash bonuses in fiscal 2003 based upon both individual and business annual accomplishments versus pre-established goals.

Long-Term Compensation

     Long-term compensation is comprised of restricted stock and the expected value of stock options. The Company has from time to time sold shares of restricted stock to executive officers and other key employees, at par value, in recognition of their individual levels of relative responsibility and prospective contributions to the business. Company-imposed restrictions on transfer or pledge of the restricted stock generally lapse over a period of up to six years, and are subject to continued employment. The restricted stock plan is designed to encourage stock ownership, longevity and long-term performance.

     Stock options are granted to executive officers and other key employees in amounts based upon their job grade and individual performance. Stock options are granted at fair market value as of the date of grant, and have a term of up to ten years. Stock options provide incentive for the creation of stockholder value over the long-term, and also significantly aid in executive recruiting and retention.

     Restricted stock and stock option grants were made to individual key executives during fiscal 2003 on a basis consistent with the above guidelines.

Benefits

     The Company provided certain supplemental benefits to key executives during fiscal 2003 to ensure that it could compete effectively for executive talent. These supplemental benefits included additional Company-paid life insurance as described in the "Summary Compensation Table" section of this Proxy Statement and certain additional retirement benefits described in the "Defined Benefit Plans" section of this Proxy Statement.

CEO Compensation

     The Committee meets annually to evaluate the performance of the Chief Executive Officer and to determine his compensation.

     Mr. Weinbach received a base salary of $759,438 and a bonus of $167,500 during fiscal 2003. Mr. Weinbach's compensation is based on the satisfaction of specific performance objectives and the terms of his employment agreement. Mr. Weinbach's compensation is below the median base salary and bonus compensation of chief executive officers at companies with annual revenues between $3 and $12 billion, as surveyed by the Company.

     The incentives provided to the Chief Executive Officer are provided in the form of restricted stock and stock options. This ensures that the Chief Executive Officer and the Company's stockholders have a commonality of purpose in enhancing stockholder value.

                                                  Compensation Committee
                                                  of the Board of Directors

                                                  Gregory D. Brenneman, Chairman
                                                  Frederic V. Malek
                                                  Laurence A. Tisch

                                PERFORMANCE GRAPH

The following graph compares the cumulative return on the Common Stock of the Company for the most recent five years with the cumulative total return on the S&P 500 Index and a Peer Group Index* comprised of industry participants over the same period, assuming an initial investment of $100 on June 30, 1998, with all dividends reinvested.

EDGAR PRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


             AUTOMATIC DATA PROCESSING                S&P 500 INDEX             PEER GROUP


6/30/98       100.00                                   100.00                   100.00

6/30/99       121.52                                   122.72                   127.21

6/30/00       148.93                                   131.58                   130.47

6/30/01       139.14                                   112.13                   175.52

6/30/02       123.00                                    92.00                   172.77

6/30/03        96.96                                    92.26                   156.82



* The Peer Group Index is comprised of the following companies:

  Ceridian Corp.                                     First Data Corporation
  Computer Sciences Corporation                      Fiserv, Inc.
  Concord EFS, Inc.                                  Paychex, Inc.
  DST Systems, Inc.                                  SunGard Data Systems Inc.
  Electronic Data Systems Corporation                Total System Services, Inc.

                                  PROPOSAL 2

                          APPROVAL OF AMENDMENT OF THE
                      2000 KEY EMPLOYEES' STOCK OPTION PLAN

     The Board of Directors approved amendments (the "2000 Plan Amendment") to the 2000 Plan, subject to stockholder approval at this Annual Meeting, which (i) increased the number of shares of the Company's Common Stock that can be issued under the 2000 Plan by 35,000,000 shares, so that after the 2000 Plan Amendment the total number of authorized shares that can be issued under the 2000 Plan, currently 36,750,000, would be increased to 71,750,000 and (ii) provided for stock option grants to non-employee directors. Following stockholder approval of this amendment, the name of the 2000 Plan will be changed to the "2000 Stock Option Plan" and the Directors' Option Plan will be amended to prohibit any future stock option grants thereunder.

Summary of the 2000 Plan

     The principal features of the 2000 Plan are summarized below, but such summary is qualified in its entirety by reference to its full text, a copy of which is filed with the SEC.

     Shares Subject to the 2000 Plan. As of August 31, 2003, there were no shares of the Company's Common Stock available for issuance upon the grant of new options under the 1990 Plan and there were only 669,326 shares of the Company's Common Stock available for issuance upon the grant of new options under the 2000 Plan. As of such date, after taking into account the 2000 Plan Amendment, the Company would have under its stock option plans a total of 96,338,626 shares reserved for issuance, which reserved shares are allocated as follows: (i) 35,669,326 shares are available for issuance upon the grant of new options under the 2000 Plan; and (ii) 60,669,300 shares are subject to outstanding stock option grants under the 1990 Plan and the 2000 Plan.

     Each option granted pursuant to the 2000 Plan shall be in writing and shall have such terms and conditions as are not inconsistent with the provisions of the 2000 Plan as the Committee (as defined below) shall provide.

     Exercise Price. The exercise price under the options shall not be less than the fair market value (as defined in the 2000 Plan) of the Company's Common Stock on the date the option is granted. As of August 31, 2003, the fair market value of the Company's Common Stock was $39.91. No options granted pursuant to the 2000 Plan shall be repriced, replaced or re-granted through cancellation without the prior approval of the stockholders of the Company.

     Eligibility. Options may be granted to any non-employee director of the Company or key employee of the Company or any of its subsidiaries. There are seven non-employee directors and approximately 9,000 employees eligible to be granted options under the 2000 Plan. Employees who are also officers or directors of the Company or its subsidiaries shall not, by reason of holding such offices, be ineligible to receive options. However, any person who would own, directly or indirectly, at the time the option is granted to him or her, more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries (a "10% owner") shall only be eligible to receive any incentive stock options under the 2000 Plan if the option satisfies the requirements of section 422(c)(5) of the Code.

     Rights as a Stockholder and Assignability. An optionee will have no rights as a stockholder with respect to any shares covered by his or her options until the date of issuance of a stock certificate to the optionee for such shares. During the life of the optionee, the option is exercisable only by the optionee.

     Exercisability of Options. Options granted under the 2000 Plan shall become exercisable as the Committee in its discretion may provide upon the granting thereof.

     Duration of Options. Except as otherwise provided in the applicable award agreement, the unexercised portion of any option granted under the 2000 Plan shall automatically terminate and expire on the earliest to occur of (i) ten years (or, in the case of an incentive stock option ("ISO") under section 422 of the Code, five years with respect to a 10% owner) from the date of grant, (ii) 60 days after termination of employment or service (or such longer period as the Committee may provide in the event of the optionee's permanent and total disability), (iii) if termination is due to the death of an optionee or during the period following termination of employment or service referred to in clause (ii), six months after the appointment and qualification of an executor or administrator of the deceased optionee's estate or twelve months after the death of the optionee, whichever occurs earlier, or (iv) at such earlier time upon the occurrence of such earlier events as the Committee may provide upon granting of such option.

     Administration of the 2000 Plan. Except to the extent required in order to qualify for exemptive relief under Rule 16b-3 or its successor provision under the Exchange Act or to satisfy the requirements for performance-based compensation under section 162(m) of the Code, in which case the Board of Directors of the Company (or a committee appointed by the Board of Directors which satisfies the requirements of such provisions) shall administer the 2000 Plan, the 2000 Plan shall be administered by the Compensation Committee (the "Committee"). The Committee shall have the authority to determine the employees to whom options will be granted, whether the options granted shall be incentive stock options or non-qualified stock options, the number of shares that may be purchased under each option, the dates options become exercisable and the option price, except that the option price of each share of Common Stock purchasable under any stock option shall not be less than 100% of the fair market value thereof at the time the option is granted. Subject to the requirements of applicable law, the exercise price for all stock options under the 2000 Plan can be paid for in cash or with shares of the Company's Common Stock that have been held for at least six months or previously acquired in the open market or by delivering to the Committee a copy of irrevocable instructions to a stock broker to deliver promptly to the Company any amount of loan proceeds, or proceeds of the sale of the shares subject to the option, sufficient to pay the exercise price. The Committee shall interpret and generally administer the 2000 Plan. Options may be granted under the 2000 Plan at any time prior to August 10, 2011, on which date the 2000 Plan will expire, except as to options then outstanding under the 2000 Plan. The 2000 Plan may be amended or terminated at any time by the Board of Directors without stockholder action, provided that any such amendment is in compliance with all applicable laws and the rules of the New York Stock Exchange and other exchanges upon which the shares of the Company are listed. No termination, modification or amendment of the 2000 Plan or any outstanding agreements which may adversely affect the rights of any optionee may be made without the consent of the optionee. Provisions are made in the 2000 Plan for appropriate adjustments in the event of changes in the Company's outstanding Common Stock by reason of merger, stock splits or similar events. The 2000 Plan also provides that the Committee may, in its sole discretion, establish procedures whereby optionees may elect to defer the receipt of shares upon the exercise of an option for a specified time or until the occurrence of a specified event.

     Incentive Stock Options. The 2000 Plan permits the Company to grant ISOs and contains specific provisions applicable thereto.

     Non-Qualified Stock Options. The Committee may grant non-qualified stock options under the 2000 Plan. The Committee is given the authority to determine the price at which non-qualified stock options may be granted, which will be no less than the fair market value of the Company's Common Stock on the day the option is granted.

     Federal Income Tax Consequences Relating to Options. The following summary of the federal income tax consequences of the grant and exercise of non-qualified and incentive stock options awarded under the 2000 Plan, and the disposition of shares of Common Stock purchased pursuant to the exercise of such stock options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state or local tax considerations.

     No income will be realized by an optionee upon grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the "Spread") at the time of exercise. The Spread will be deductible by the Company for federal income tax purposes subject to the possible limitations on deductibility under sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections. The optionee's tax basis in the underlying shares acquired by exercise of a non-qualified stock option will equal the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the shares received by the optionee upon exercise of the non-qualified stock option, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee's holding period for shares acquired pursuant to the exercise of a non-qualified stock option will begin on the date of exercise of such option.

     Pursuant to currently applicable rules under Section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a "Section 16 Person") begins the six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. If an option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to section 83(b) of the Code to be taxed on the date of exercise. However, the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Company's Board of Directors (or a committee composed solely of two or more non-employee directors) or (ii) is approved in advance, or subsequently ratified by the Company's stockholders no later than the next Annual Meeting of Stockholders. Consequently, the taxable event for the exercise of an option that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.

     The payment by an optionee of the exercise price, in full or in part, with previously acquired shares of Common Stock will not affect the tax treatment of the exercise described above. Notwithstanding the foregoing, shares of Common Stock may not be used by Canadian optionees to pay the exercise price of the shares being purchased pursuant to the exercise of an option. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired shares to the Company, and shares received by the optionee, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to the Company and will have a holding period that includes the holding period of the shares surrendered. The value of shares of Common Stock received by the optionee in excess of the number of shares surrendered to the Company will be taxable to the optionee as ordinary compensation income. Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

     The Code requires that, for ISO treatment, shares of Common Stock acquired through exercise of an ISO cannot be disposed of before two years from the date of grant and one year from the date of exercise. ISO holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the Spread will be an "item of tax preference" which may give rise to "alternative minimum tax" liability at the time of exercise. If the optionee does not dispose of the shares before two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both the holding periods are satisfied, no deduction will be allowable to the Company for federal income tax purposes in connection with the grant or exercise of the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired through the exercise of an ISO disposes of such shares, the optionee will generally realize ordinary compensation income at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections.

     New Plan Benefits. Because awards to key employees under the 2000 Plan are made in the full discretion of the Committee, it is not currently possible to ascertain the number of options to be granted to any key employees. Although the Committee will have full discretion to make awards to non-employee directors under the 2000 Plan, at a meeting on August 11, 2003, the Board of Directors determined that (i) stock option grants to purchase 5,000 shares will be made annually to each current non-employee director and (ii) each new non-employee director will receive an initial stock option grant to purchase 5,000 shares and annual option grants to purchase 5,000 shares thereafter. The Company has not historically granted options to purchase the Company's common stock to non-employee directors under the 2000 Plan and, consequently, none of Messrs. Brenneman, Brun, Califano, Cooperman, Krueger, Malek, Taub, Tisch and Weston and Ms. Jordan has been granted any options to purchase shares of the Company's Common Stock under the 2000 Plan in the past. Between May, 2000 and June 30, 2003, the Company has granted an aggregate of 39,640,713 options to employees who were not executive officers and an aggregate of 2,371,078 options to the Company's current executive officers (including 387,899 to Mr. Butler and 537,123 to Mr. Weinbach). The Company has not granted options to any associates of its current directors, director nominees or executive officers, and no individual has received, or is expected to receive, in excess of 5% of the options granted or to be granted under the 2000 Plan.

Stockholder Approval Required

     The 2000 Plan Amendment must be approved by the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon at the meeting of stockholders in order to be adopted.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2000 PLAN AMENDMENT.

                                  PROPOSAL 3

                    APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                     EMPLOYEES' SAVINGS-STOCK PURCHASE PLAN

Amendment of the Purchase Plan

     At the 1968 Annual Meeting of Stockholders, the stockholders of the Company adopted the Automatic Data Processing, Inc. Employees' Savings-Stock Purchase Plan, as amended (the "Purchase Plan"). The Board of Directors of the Company approved an amendment to the Purchase Plan (the "Purchase Plan Amendment"), subject to stockholder approval at this Annual Meeting, that increased the number of shares of the Company's Common Stock which can be sold pursuant to the Purchase Plan by 10,000,000 shares, so that after the Purchase Plan Amendment, the total number of shares allocated to the Purchase Plan is 60,000,000. Prior to the Purchase Plan Amendment there remained available for sale under the Purchase Plan as at August 31, 2003 an aggregate of 603,200 shares, exclusive of shares under election for purchase pursuant to prior offerings. The Company intends to use the shares authorized by the Purchase Plan Amendment for future offerings under the Purchase Plan.

Summary of the Purchase Plan

     The principal features of the Purchase Plan are summarized below, but such summary is qualified in its entirety by reference to its full text, a copy of which is filed with the SEC.

     Eligible Employees. Under the Purchase Plan, eligible employees of the Company and its subsidiaries may be given the opportunity to purchase, through installment payments to be deducted from the eligible employee's salary, shares of the Company's Common Stock. Eligible employees include all worldwide employees of the Company and each of its subsidiaries (except subsidiaries employing as a service for clients any worksite, leased or similar type employees under a professional employer, employee leasing or similar type of employment relationship) whose customary employment is 10 or more hours per week. Employees working in any country in which the participation by such employee in the Purchase Plan is prohibited by law, or where an alternative employee stock purchase plan of the Company or similar plan is offered, are not eligible to participate in the Purchase Plan. In no event shall an employee who owns 5 percent or more of the total combined voting power or value of all classes of stock of the Company be an eligible employee and no participant in the Purchase Plan may purchase shares of the Company's Common Stock that, following the purchase, shall cause such participant to own 5 percent or more of the total combined voting power or value of all classes of stock of the Company. On August 31, 2003, there were 16,416 eligible employees participating in the 2001 offering of the Purchase Plan and 19,738 eligible employees participating in the 2002 offering. The purpose of the Purchase Plan is to obtain for the Company, through encouraging the purchase of shares of the Common Stock of the Company by a large number of its employees, the benefits of the additional incentive inherent in the ownership of the Company's stock by such employees.

     The Purchase Plan provides for one or more offerings of the shares authorized (including the shares to be added by the proposed Purchase Plan Amendment) to eligible employees of the Company and such of its subsidiaries as may be invited to participate by the Company. In connection with each such offering, the Company will designate the number of shares available for purchase and the period during which installment payments in fulfillment of the purchase price shall be made. Eligible employees may elect to purchase on the last business day of the offering up to the whole number of shares determined by dividing (i) the amount equal to 10% of the eligible employee's base salary as of the day on which the option to participate is granted by (ii) 85% of the average market price on the day on which the option to participate is granted. In addition, during any calendar year participating employees may not purchase shares under the Purchase Plan which have a fair market value (determined as of the date the option is granted) in excess of $25,000.

     Purchase Price. The Purchase Plan provides that the price at which shares of stock will be sold to eligible employees under each offering will be the lesser of (i) 85% of the average market price on the last business day of the purchase period specified in each offering and (ii) 85% of the average market price on the day on which the option to participate is granted. Payment for shares is collected through uniform payroll deductions from each participating employee's pay with no right of prepayment. In certain jurisdictions that do not allow the pricing of the options as described in the preceding sentence, the price at which the stock will be sold to eligible employees under each offering will be 85% of the average market price on the day on which the option to participate is granted. Interest is earned on the funds collected for payment of the purchase price of the shares at a rate determined by the Company in connection with each offering and credited on the last business day of each calendar year.

     Failure to Make Payments. Any eligible employee's participation in the Purchase Plan is subject to cancellation if such employee fails to make payments when due. Cancellation for failure to make payments when due will be effected by mailing a notice to the participant at his or her last known business or home address.

     Rights as Stockholder. An eligible employee participating in the Purchase Plan will have no rights as a stockholder with respect to shares under election to purchase in any offering until payment has been completed by the last business day of such offering and the shares of the Company's Common Stock have been issued to such participant.

     Cancellation of Election to Purchase; Retirement or Death. Any employee who has elected to purchase shares may cancel his or her election to purchase as to any or all of such shares at any time prior to the last business day of the purchase period and receive a cash refund of the amount credited to his or her account with respect to the shares as to which he or she has canceled, plus any interest credited in respect of such amount. An election to purchase is deemed to be canceled in the event an employee dies, resigns or is dismissed and no further amounts will be collected on behalf of such employee. In any such case, Participants are entitled to receive a refund of funds collected on their behalf plus any interest credited in respect of such amount. In the case of death or retirement, the amounts collected plus any interest credited through the date of death or retirement may be used to purchase as many whole shares as such amount will purchase up to the maximum number of shares such employee elected to purchase with the remainder paid in cash. The purchase price of such shares will equal 85% of the average market price of the Company's Common Stock on the day on which the option was granted.

     Market Value of the Company's Common Stock. The closing price of the Company's Common Stock on The New York Stock Exchange on August 31, 2003 was $39.91.

     Prior Offerings. Offerings under the Purchase Plan have been made in each of the years 1968 through 2002. Thirty-three offerings made in the years 1968 through 2000 have been completed. The offerings made in 2001 and 2002 are still in progress and, as of August 31, 2003, 2,114,510 and 3,472,245 shares were under election for purchase at a maximum purchase price of $40.02 and $29.54 per share, respectively, which represents 85% of the average market price of the Company's Common Stock on the day on which the option to participate was granted. If the average market price of the Company's Common Stock on the last business day of December 2003 and 2004 is less than $47.08 and $34.75, respectively, the purchase price per share will be equal to the 85% of the average market price of the Company's Common Stock on such date.

     Federal Income Tax Consequences Relating to the Purchase Plan. The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of section 423(b) of the Code. The Plan is not qualified under section 401(a) of the Code.

     If the optionee does not dispose of the shares transferred to him or her under the Purchase Plan within two years after the date the right to purchase the shares is granted and within one year after the purchase of such shares by him or her, he or she will not realize taxable income upon the grant or exercise of the option, and any gain or loss subsequently realized by him or her will be treated as a long-term capital gain or loss, as the case may be, except that upon a disposition of the shares purchased, or in the event of the employee's death (whenever occurring) while owning such shares, the employee will be taxed on an amount of ordinary income equal to the lesser of (i) the excess, if any, of the fair market value of the shares on the first day of the offering period over the purchase price or (ii) the excess, if any, of the fair market value of the shares at the time the shares were disposed of or at the time of death, as the case may be, over the purchase price. The basis of such shares will be increased by an amount equal to the amount taxable as ordinary income, and any further gain or loss on such a disposition would be taxable as a long-term capital gain or loss. The Company will not be entitled to a deduction for federal income tax purposes with respect to the offer of such shares, the sale of such shares upon the completion of the offering period or the subsequent disposition of shares purchased.

     If the shares issued under the Purchase Plan are disposed of prior to the expiration of the required holding periods described above, the employee will realize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the excess of the fair market value of such shares at the time of purchase over the purchase price. Such amount will ordinarily be deductible by the Company for federal income tax purposes. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the fair market value of the shares on the date of purchase will be treated as a long-term or short-term capital gain. If the amount received upon disposition is less than such fair market value, the difference will be treated as a long-term or short-term capital loss.

Stockholder Approval Required

     The Purchase Plan Amendment must be approved by the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon at the meeting of stockholders in order to be adopted.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PURCHASE PLAN AMENDMENT.

                                 PROPOSAL 4

               APPROVAL OF THE COMPANY'S 2003 DIRECTOR STOCK PLAN

     The Board of Directors adopted the 2003 Director Stock Plan, subject to stockholder approval at this Annual Meeting.

Summary of the 2003 Director Stock Plan

     The principal features of the 2003 Director Stock Plan are summarized below, but such summary is qualified in its entirety by reference to its full text, a copy of which is filed with the SEC.

     Purpose. The purpose of the 2003 Director Stock Plan is to enable the Company to attract and retain well-qualified individuals as directors and to align their interests more closely with those of other stockholders of the Company through annual credits of restricted stock units to directors who are not employees of the Company or any of its subsidiaries. Information regarding other compensation provided to non-employee directors is described under the heading "Corporate Governance" in this Proxy Statement.

     Awards. The 2003 Director Stock Plan provides that each non-employee director will be credited with an annual grant of restricted stock units on the date established by the Board for the payment of the annual retainer, equal in number to the annual retainer, which is currently $55,000 and may be adjusted by the Board of Directors from time to time, divided by the fair market value of a share of the Company's Common Stock on such date. When a non-employee director ceases to be a member of the Board of Directors, he or she will receive a number of shares of the Company's Common Stock equal to the number of restricted stock units credited to such director under the terms of the 2003 Director Stock Plan. In addition, the non-employee director shall receive a cash payment equal to the dividends, if any, that such non-employee director would have received had he or she received actual shares of the Company's Common Stock (instead of restricted stock units) at the time of payment of the annual retainer, plus interest credited under the terms of the 2003 Director Stock Plan from the date such dividend equivalents were credited to the date of payment. Non-employee directors will have no voting rights with respect to their restricted stock units.

     Market Value of the Company's Common Stock. The closing price on the New York Stock Exchange of the Company's Common Stock on August 31, 2003, was $39.91 per share.

     Shares Available for Grant. The total number of shares of the Company's Common Stock available for issuance in respect of restricted stock units granted under the 2003 Director Stock Plan is 150,000. The maximum number of shares available for issuance under the 2003 Director Stock Plan and the number of shares covered by outstanding awards are subject to appropriate adjustment in the event of any stock dividend, stock split, stock change, reclassification, recapitalization or combination of shares which changes the character or amount of the Company's Common Stock.

     Administration. The Board of Directors shall administer and enforce the 2003 Director Stock Plan in accordance with its terms, and shall have all powers necessary to accomplish those purposes, including but not limited to the power to: (i) compute the number of restricted stock units to be credited to each non-employee director; (ii) maintain or to designate any person or entity to maintain all records necessary for the administration of the 2003 Director Stock Plan; (iii) establish rules for the regulation of the 2003 Director Stock Plan that are consistent with the terms thereof; (iv) interpret the 2003 Director Stock Plan and correct any defect or omission or reconcile any inconsistency in the 2003 Director Stock Plan; and (v) provide for the disclosure of information to participants or beneficiaries. The Board of Directors may amend, suspend or terminate the 2003 Director Stock Plan or any portion of the 2003 Director Stock Plan at any time. However, amendments to the 2003 Director Stock Plan are subject to stockholder approval if such approval is required by applicable law or the requirements of any securities exchange on which the Common Stock is then listed. Amendment or termination of the 2003 Director Stock Plan will not adversely affect the rights of directors under outstanding awards. Any determinations made by the Board of Directors regarding the 2003 Director Stock Plan shall be final and binding on all affected participants and beneficiaries.

     Federal Income Tax Consequences Relating to the 2003 Director Stock
Plan. Generally, a director who is a U.S. resident will recognize ordinary compensation income on the date shares of the Company Common Stock are received by such director in respect of restricted stock units granted under the 2003 Director Stock Plan (when the director ceases to be a member of the Board of Directors) in an amount equal to the fair market value of such shares, and the Company will recognize a deduction in the same amount. No income will be realized by non-employee directors upon the grant of restricted stock units. No income will be realized by a non-employee director upon the crediting of dividend equivalents and interest accruals thereon; rather, a director will recognize ordinary compensation income on the date the cash payment of the dividend equivalents and interest is made.

     New Plan Benefits. As stated above, each non-employee director will participate in the 2003 Director Stock Plan. Awards under the 2003 Director Stock Plan are based on the fair market value of the Company's Common Stock and the amount of the non-employee director annual retainer. Currently, the annual retainer is $55,000, but the fair market value of the Company's Common Stock on the date of the payment of the annual retainer is not determinable. Therefore, the number of restricted stock units which will be granted in the future also is not determinable. If the 2003 Director Stock Plan had been in effect during the last completed fiscal year, then based on such year's annual retainer of $35,000 and the stock price of $42.54 on the date such retainer was paid, each non-employee director would have been credited with 822 restricted stock units under the 2003 Director Stock Plan.

Stockholder Approval Required

     The 2003 Director Stock Plan must be approved by the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon at the meeting of stockholders in order to be adopted.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2003 DIRECTOR STOCK PLAN.

                            AUDIT COMMITTEE REPORT

     The Audit Committee (the "Committee") is comprised of the four independent members of the Board of Directors named below. Each member of the Audit Committee satisfies the independence requirements of the NYSE rules currently in effect. The Board of Directors has determined that Messrs. Brenneman and Cooperman are audit committee financial experts. The Committee acts under a written charter, which may be viewed online on the Company's website at www.adp.com under "Corporate Governance" in the Corporate Overview section.

     The Committee oversees the financial management, independent auditors and financial reporting procedures of the Company on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the preparation of the financial statements. In performing its review, the Committee discussed the propriety of the application of accounting principles by the Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Committee also reviewed and discussed the Company's audited financial statements with Deloitte & Touche LLP, the Company's independent auditors for fiscal 2003, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles.

     The Committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. Deloitte & Touche LLP has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Deloitte & Touche LLP the firm's independence, including the matters in those written disclosures. The Committee also considered whether Deloitte & Touche LLP's provision of non-audit services to the Company and its affiliates and the fees and costs billed and expected to be billed by Deloitte & Touche LLP for those services, is compatible with Deloitte & Touche LLP's independence. The Committee has discussed with the Company's internal and independent auditors, with and without management present, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting.

     In addition, the Committee discussed with management, and took into consideration when issuing this report, the Auditor Independence Policy, which prohibits the Company or any of its affiliates from entering into most non-audit related consulting arrangements with its independent auditors on a going-forward basis. The Auditor Independence Policy is discussed in further detail below under "Independent Auditors' Fees."

     Based on the considerations referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2003. In addition, the Committee appointed Deloitte & Touche LLP as independent auditors for the Company for fiscal 2004.

                                                     Audit Committee
                                                     of the Board of Directors

                                                     Leon G. Cooperman, Chairman
                                                     Gregory D. Brenneman
                                                     Joseph A. Califano, Jr.
                                                     Ann Dibble Jordan

                           INDEPENDENT AUDITORS' FEES

     In addition to retaining Deloitte & Touche LLP to audit the consolidated financial statements for fiscal 2003, Deloitte & Touche LLP were retained by the Audit Committee to provide various services in fiscal 2003. The aggregate fees billed by Deloitte & Touche LLP in fiscal 2003 and 2002 for these various services were:


Type of Fees                                                                         FY 2003                        FY 2002
----------------------------------------------------------------------------------------------------------------------------
                                                                                               ($ in thousands)
Audit Fees                                                                            $3,455                         $4,310
Audit-Related Fees                                                                     2,672                            484
Tax Fees                                                                               1,374                          1,024
All Other Fees                                                                           824                          1,395
                                                              --------------------------------------------------------------
Total                                                                                 $8,325                         $7,212
                                                              ==============================================================


     In the above table, in accordance with new SEC definitions and rules which the Company elected to adopt early for this fiscal year's Proxy Statement, "audit fees" are fees the Company paid Deloitte & Touche LLP for professional services for the audit of the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K and review of financial statements included in the Company's Quarterly Reports on Form 10-Q, services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements or any other services performed by Deloitte & Touche LLP to comply with generally accepted auditing standards; "audit-related fees" are fees billed by Deloitte & Touche LLP for assurance and related services that are typically performed by the independent public accountant (e.g., due diligence services, employee benefit plan audits and internal control reviews); "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees billed by Deloitte & Touche LLP to the Company for any services not included in the first three categories.

     The Board of Directors has adopted a policy (the "Auditor Independence Policy") that prohibits the Company's independent auditors from providing: (i) bookkeeping or other services related to the accounting records or financial statements of the Company; (ii) financial information systems design and implementation services; (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible. The independent auditors are only permitted to provide services to the Company that have been pre-approved by the Audit Committee. The independent auditors may only perform non-prohibited non-audit services that have been specifically approved in advance by the Audit Committee, regardless of the dollar value of the services to be provided. In addition, before the Audit Committee will consider granting its approval, the Company's management must have determined that such specific non-prohibited non-audit services can be best performed by the independent auditors based on its in-depth knowledge of the Company's business, processes and policies. The Audit Committee, as part of its approval process, considers the potential impact of any proposed work on the auditors' independence.

                                   PROPOSAL 5

                             APPOINTMENT OF AUDITORS

     At the Annual Meeting of Stockholders, the stockholders will vote on the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year that began on July 1, 2003. Deloitte & Touche LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he or she desires. He or she will be available to answer appropriate questions.

Stockholder Approval Required

     The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon at the meeting of stockholders is required to ratify Deloitte & Touche LLP's appointment as independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                                OTHER MATTERS

     So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During the fiscal year ended June 30, 2003, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and beneficial owners have been complied with, except that there was an inadvertent omission to report: (i) the transfer of funds representing common stock of the Company in the 401(k) account on a Form 4 (Statement of Changes in Beneficial Ownership of Securities) filed on behalf of Mr. Daly, an executive officer, which was subsequently reported in a Form 5 (Annual Statement of Changes in Beneficial Ownership) filed on behalf of Mr. Daly in August 2003, and (ii) the purchase of common stock of the Company in fiscal 2003 on a Form 4 filed on behalf of Mr. Op de Beeck, an executive officer, which was subsequently reported in a Form 5 filed on behalf of Mr. Op de Beeck in August 2003.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2004 Annual Meeting must be received by the Company for inclusion in the 2004 Proxy Statement no later than May 25, 2004.

     For any stockholder proposal that is not submitted for inclusion in the 2004 Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at the 2004 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company (a) receives notice of the proposal before the close of business on August 9, 2004 and advises stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on August 9, 2004.

                                ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended June 30, 2003, which is not a part of the proxy soliciting material, is being mailed to the Company's stockholders together with this Proxy Statement.

             ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

     This Proxy Statement and the Company's Annual Report may be viewed online at www.adp.com under "Investor Information" in the Corporate Overview section. Stockholders of record may elect to view future proxy statements and annual reports over the Internet rather than receiving paper copies in the mail and can thereby save the Company the cost of producing and mailing these documents. If you vote your shares over the Internet this year, you will be given the opportunity to choose electronic access at the time you vote. You can also choose electronic access by following the instructions that you will receive in connection with next year's annual meeting of stockholders. Stockholders who choose electronic access will receive an e-mail next year containing the Internet address to use to access the proxy statement and annual report. Your choice will remain in effect until you cancel it. You do not have to elect Internet access each year.

        IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

     In accordance with notices previously sent to stockholders, the Company is delivering one annual report and proxy statement in one envelope addressed to all stockholders who share a single address unless they have notified the Company that they wish to "opt out" of the program known as "householding." Householding is intended to reduce the Company's printing and postage costs.

     If you are a registered stockholder and you choose not to have the aforementioned disclosure documents sent to a single household address as described above, you must "opt-out" by writing to ADP Investor Communication Services, Sharelink Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-800-542-1061 and we will cease householding all such disclosure documents within 30 days. If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to be "householded" until we notify you otherwise.

     If you own the Company's Common Stock in nominee name (such as through a broker), information regarding householding of disclosure documents should have been forwarded to you by your broker.

                                                      For the Board of Directors

                                                      James B. Benson
                                                      Secretary

Roseland, New Jersey
September 22, 2003

                                                                      APPENDIX A

                         AUTOMATIC DATA PROCESSING, INC.

                 CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

A director who meets all of the following categorical standards shall be presumed to be "independent":

     o During the past five years, the Company has not employed the director, and has not employed (except in a non-officer capacity) any of his or her immediate family members.

     o During the past five years, the director has not been employed (or affiliated with) the Company's present or former auditors, nor has any of his or her immediate family members been so employed or affiliated (except in an non-officer capacity not involving the Company's business).

     o During the past five years, neither the director, nor any of his or her immediate family members, has been part of an "interlocking directorate" in which an executive officer of the Company serves on the compensation (or equivalent) committee of another company that employs the director.

     o The director does not (directly or indirectly as a partner, shareholder or officer of another company) provide consulting, legal or financial advisory services to the Company or the Company's present or former auditors.

     o The director is not employed by (or affiliated with) a significant supplier or customer of the Company. For the purposes of this categorical standard, a supplier or customer shall be considered significant if its sales to, or purchases from, the Company represent more than (i) 1% of the sales of the customer or supplier or (ii) 1% of the Company's revenues.

     o During the past five years, the director has not had a personal services contract with the Company, its chairman, chief executive officer or other executive officer, or any affiliate of the Company.

     o The director is not an employee, officer or director of a foundation, university or other non-profit organization to which the Company gives directly, or indirectly through the provision of services, more than $100,000 per annum or 1% of the total annual donations received (whichever is less).

     o The director does not, either directly or indirectly as a partner, shareholder or officer of another company, own more than 5% of the Company's common stock.

                                                                      APPENDIX B

Note: The plan set forth below is filed on a supplemental basis pursuant to Instruction 3 to Item 10 of Schedule 14A and is not part of the Proxy Statement distributed to stockholders.

                         AUTOMATIC DATA PROCESSING, INC.

                             2000 STOCK OPTION PLAN
                   (originally effective as of August 10, 1999, and effective as amended and restated as of
                August 11, 2003, subject to stockholder approval)


         Automatic Data Processing, Inc., a Delaware corporation (the "Company"), hereby formulates and adopts the following amended and restated 2000 Stock Option Plan (the "Plan") for employees of the Company and its Subsidiaries (as defined in Paragraph 5) and non-employee directors of the Company:

         1. PURPOSE. The purpose of the Plan is to secure for the Company the benefits of the additional incentive inherent in the ownership of common stock, par value $.10, of the Company ("Common Stock") by selected employees of the Company and its Subsidiaries, and non-employee directors of the Company, who, in the judgment of the Committee (as defined in Paragraph 2), are important to the success and the growth of the business of the Company and its Subsidiaries, and to help the Company and its Subsidiaries secure and retain the services of such persons.

         2. ADMINISTRATION. Except to the extent required in order to qualify for exemptive relief under Rule 16b-3 or its successor provision under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in which case the Board of Directors of the Company (the "Board of Directors"), or a committee appointed by the Board of Directors which satisfies the requirements of such provisions shall administer the Plan (and all applicable provisions of the Plan, including any reference herein to the "Committee", shall be construed accordingly), the Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee shall select one of its members as Chairman and shall make such rules and regulations as it shall deem appropriate concerning the holding of its meetings and transaction of its business. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board of Directors.

         Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary and advisable for the administration of the Plan. The determinations of the Committee shall be conclusive.

         3. STOCK SUBJECT TO OPTIONS. Subject to the adjustment provisions of Paragraph 13 below, a maximum of 71,750,000 shares of Common Stock may be made subject to Options (as defined below) granted under the Plan. In addition, subject to the adjustment provisions of Paragraph 13 below, no person may be granted Options under the Plan during any of the Company's fiscal years with respect to more than 500,000 shares of Common Stock.

         If, and to the extent that, Options granted under the Plan shall terminate, expire or be canceled for any reason without having been exercised, new Options may be granted in respect of the shares covered by such terminated, expired or canceled Options. The granting and terms of such new Options shall comply in all respects with the provisions of the Plan.

         Shares sold upon the exercise of any Option granted under the Plan may be shares of authorized and unissued Common Stock, shares of issued Common Stock held in the Company's treasury, or both.

         There shall be reserved at all times for sale under the Plan a number of shares of Common Stock, of either authorized and unissued shares of Common Stock, shares of Common Stock held in the Company's treasury, or both, equal to the maximum number of shares that may be purchased pursuant to Options granted or that may be granted under the Plan.

         4. GRANT OF OPTIONS. The Committee shall have the authority and responsibility, within the limitations of the Plan, to determine the employees and the non-employee directors to whom Options are to be granted, whether Options granted to employees shall be "incentive stock options" ("Incentive Options"), within the meaning of Section 422(b) of the Code, or Options which are not Incentive Options ("Nonqualified Options" and together with Incentive Options, "Options," individually, an "Option"), the number of shares that may be purchased under each Option and the Option price.

         In determining the officers, key employees and non-employee directors to whom Options shall be granted and the number of shares to be covered by each such Option, the Committee shall take into consideration the individual's present and potential contribution to the success of the Company and its Subsidiaries (as defined below) and such other factors as the Committee may deem proper and relevant.

         5. PERSONS ELIGIBLE. Incentive Options may be granted to any key employee of the Company or any of its Subsidiaries. Nonqualified Options may be granted to any key employee of the Company or any of its Subsidiaries or Affiliates and to any non-employee director of the Company. Options may be granted to employees and non-employee directors who hold or have held Options under this Plan or any similar or other awards under any other plan of the Company or any of its Subsidiaries or Affiliates. Employees who are also officers or directors of the Company or any of its Subsidiaries or Affiliates shall not by reason of such offices be ineligible as recipients of Options.

         For purposes of the Plan, a "Subsidiary" of the Company shall mean any "subsidiary corporation" as such term is defined in Section 424(f) of the Code. An entity shall be deemed a

Subsidiary of the Company only for such periods as the requisite ownership relationship is maintained.

        For purposes of the Plan, an "Affiliate" of the Company shall mean any corporation, partnership, or other entity controlled by the Company.

         Any employee who would own, directly or indirectly, immediately after the granting of an Option to such person, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall only be eligible to receive an Incentive Option under the Plan if it satisfies the requirements of Section 422(c)(5) of the Code.

         A person receiving an Option pursuant to the Plan is hereinafter referred to as an "Optionee".

         6. PRICE. The exercise price of each share of Common Stock purchasable under any Option granted pursuant to the Plan shall not be less than the Fair Market Value (as defined below) thereof at the time the Option is granted. In no event shall the Committee cause or permit, without the prior approval of the Company's stockholders, any Options granted pursuant to the Plan to be repriced, replaced, or re-granted through cancellation, or to otherwise lower the exercise price of a previously granted Option.

         For purposes of the Plan, "Fair Market Value" of a share of Common Stock means the average of the high and low sales prices of a share of Common Stock on the New York Stock Exchange Composite Tape on the date in question. If shares of Common Stock are not traded on the New York Stock Exchange on such date, "Fair Market Value" of a share of Common Stock shall be determined by the Committee in its sole discretion.

         7. DURATION OF OPTIONS. Options granted hereunder shall become exercisable, in whole or in part, all as the Committee in its discretion may provide upon the granting thereof.

         Notwithstanding any provision of the Plan to the contrary, except as otherwise provided in the applicable award agreement, the unexercised portion of any Option granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

         (a) The expiration of 10 years (or, in the case of an Incentive Option, five years, in the case of an Optionee described in Section 422(c)(5) of the
Code) from the date on which such Option was granted;

         (b) The expiration of 60 days (or such longer period as the Committee may provide in the event of the Optionee's Permanent and Total Disability (as defined in Section 22(a)(3) of the Code) from the date of termination of the Optionee's employment or service with the Company or any of its Subsidiaries; provided, however, that if the Optionee shall die during such 60-day period (or such longer period as the Committee may provide in the event of the Optionee's Permanent and Total Disability) the provisions of subparagraph (c) below shall apply;

         (c) The expiration of six months after the appointment and qualification of the executor or administrator of the Optionee's estate or 12 months after the date of the Optionee's death, whichever occurs earlier, if such death occurs either during employment by, or service with, the Company or any of its Subsidiaries or during the 60-day period (or such longer period as the Committee may provide in the event of the Optionee's Permanent and Total Disability) following the date of termination of such employment or service; and

         (d) In whole or in part, at such earlier time or upon occurrence of such earlier event as the Committee in its discretion may provide upon the granting of such Option.

         The Committee may determine whether any given leave of absence constitutes a termination of employment or service. Options granted under the Plan shall not be affected by any change of employment or service so long as the Optionee continues to be an employee of the Company or any of its Subsidiaries or non-employee director of the Company.

         8. EXERCISE OF OPTIONS. Options shall be exercisable by the Optionee (or the Optionee's executor or administrator), as to all or part of the shares covered thereby, by the giving of written notice of the exercise thereof to the Company at its principal business office, directed to the attention of its Secretary. The Company shall cause certificates for the shares so purchased to be delivered to the Optionee (or the Optionee's executor or administrator) at the Company's principal business office, against payment in full of the purchase price, which payment may be made by cash, check or money order and, subject to the Committee's consent, by shares of the Company's Common Stock which are not subject to any pledge or security interest and have been held for at least 6 months or previously acquired on the open market or by delivery to the Committee of a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company any amount of loan proceeds or proceeds of the sale of the shares subject to the Option sufficient to pay the exercise price on the date specified in the notice of exercise. Notwithstanding the foregoing, shares of the Company's Common Stock may not be used by Canadian Optionees to pay the exercise price of the shares being purchased pursuant to the exercise of an Option.

         9. NONTRANSFERABILITY OF OPTIONS. No Option or any right evidenced thereby shall be transferable in any manner other than by will or the laws of descent and distribution, and, during the lifetime of an Optionee, only the Optionee (or the Optionee's court-appointed legal representative) may exercise an Option.

         10. RIGHTS OF OPTIONEE. Neither the Optionee nor the Optionee's executor or administrator shall have any of the rights of a stockholder of the Company with respect to the shares subject to an Option until certificates for such shares shall actually have been issued upon the due exercise of such Option. No adjustment shall be made for any cash dividend or other right for which the record date is prior to the date of such due exercise and full payment for such shares has been made therefor.

         11. RIGHT TO TERMINATE EMPLOYMENT OR SERVICE. Nothing in the Plan or in any Option shall confer upon any Optionee the right to continue in the employment or service of the Company or any of its

Subsidiaries or affect the right of the Company or any of its Subsidiaries to terminate an Optionee's employment at any time, subject, however, to the provisions of any agreement of employment between the Company or any of its Subsidiaries and the Optionee.

         12. NONALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. To the extent permitted by applicable law, no right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

         13. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. In the event of any stock split, stock dividend, stock change, reclassification, recapitalization or combination of shares which changes the character or amount of Common Stock prior to exercise of any portion of an Option theretofore granted under the Plan, such Option, to the extent that it shall not have been exercised, shall entitle the Optionee (or the Optionee's executor or administrator) upon its exercise to receive in substitution such number and kind of shares as the Optionee would be entitled to receive if the Optionee had actually owned the stock subject to such Option at the time of the occurrence of such change and the Options shall be subject to such adjustments, as determined by the Committee, as to the number, price or kind of stock as determined to be equitable; provided, however, that if the change is of such a nature that the Optionee, upon exercise of the Option, would receive property other than shares of stock, then the Committee shall make an appropriate adjustment in the Option to provide that the Optionee (or the Optionee's executor or administrator) shall acquire upon exercise only shares of stock of such number and kind as the Committee, in its sole judgment, shall deem equitable; and, provided further, that any such adjustment shall be made so as to conform to the requirements of
Section 424(a) or 162(m) of the Code and the regulations promulgated thereunder. The Committee shall also make appropriate adjustment in the number of shares subject to Options under the Plan and the maximum number of shares to be granted to any person in any fiscal year as determined to be equitable.

         In the event that any transaction (other than a change specified in the preceding paragraph) described in Section 424(a) of the Code affects the Common Stock subject to any unexercised Option, the Board of the surviving or acquiring corporation shall make such similar adjustment as is permissible and appropriate.

         If any such change or transaction shall occur, the number and kind of shares for which Options may thereafter be granted under the Plan shall be adjusted to give effect thereto.

         14. PURCHASE FOR INVESTMENT. Whether or not the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

         The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of any Option granted under the Plan.

         15. FORM OF AGREEMENTS WITH OPTIONEES. Each Option granted pursuant to the Plan shall be in writing and shall have such form, terms and provisions, not inconsistent with the provisions of the Plan, as the Committee shall provide for such Option. Each Optionee shall be notified promptly of such grant, and a written agreement shall be promptly executed and delivered by the Company and the Optionee.

         16. TERMINATION AND AMENDMENT OF PLAN AND OPTIONS. Unless the Plan shall theretofore have been terminated as hereinafter provided, Options may be granted under the Plan at any time, and from time to time, prior to the tenth anniversary of the Effective Date (as defined below), on which date the Plan will expire, except as to Options then outstanding under the Plan. Such Options shall remain in effect until they have been exercised, have expired or have been canceled.

         The Plan may be terminated or modified at any time by the Board of Directors; provided, however, that any such modification shall comply with all applicable laws, applicable stock exchange listing requirements, and applicable requirements for exemption (to the extent necessary) under Rule 16b-3 under the Exchange Act.

         No termination, modification or amendment of the Plan, without the consent of the Optionee, may adversely affect the rights of such person with respect to such Option. With the consent of an Optionee and subject to the terms and conditions of the Plan, the Committee may amend outstanding award agreements with such Optionee.

         17. EFFECTIVE DATE OF PLAN. The Plan originally became effective on August 10, 1999, the date of its adoption by the Board of Directors (the "Effective Date"). The amendment and restatement of the Plan, generally effective as of August 11, 2003, is subject to approval by the Company's stockholders within 12 months of such date.

         18. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agency as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, as amended, and the rules and regulations of any securities exchange on which the Common Stock may be listed.

         19. WITHHOLDING. The Company's obligation to deliver shares of Common Stock in respect of any Option granted under the Plan shall be subject to all applicable federal, state, local and foreign tax withholding requirements. Federal, state, local and foreign withholding taxes due upon the exercise of any Option (or upon any disqualifying disposition of shares of Common Stock subject to an Incentive Option), in the Committee's sole discretion, may be paid in shares of Common Stock (including the withholding of shares subject to an Option) upon such terms and conditions as the Committee may determine. Notwithstanding the foregoing, shares of the

Company's Common Stock may not be used by Canadian Optionees to pay any taxes due upon the exercise of any Option.

         20. SEPARABILITY. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 under the Exchange Act and/or
Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 under the Exchange Act and/or Section 422 of the Code. With respect to Incentive Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein; provided, further, that to the extent any Option which is intended to qualify as an Incentive Option cannot so qualify such Option, to the extent, shall be deemed to be a Nonqualified Option for all purposes of the Plan.

         21. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitation on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         22. EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION. By acceptance of an Option, each Optionee shall be deemed to have agreed that such grant is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or any of its Subsidiaries. In addition, each beneficiary of a deceased Optionee shall be deemed to have agreed that such Option will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Optionee which is payable to such beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.

         23. DEFERRAL. The Committee may, in its sole discretion, establish procedures whereby one or more Optionees may elect to defer the receipt of shares upon the exercise of Options for a specified period of time or until the occurrence of a specified event.

         24. GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

                                                                      APPENDIX C

Note: The plan set forth below is filed on a supplemental basis pursuant to Instruction 3 to Item 10 of Schedule 14A and is not part of the Proxy Statement distributed to stockholders.



                         AUTOMATIC DATA PROCESSING, INC.
                            2003 DIRECTOR STOCK PLAN
                        (effective as of August 11, 2003,
                         subject to stockholder approval)


         Automatic Data Processing, Inc., a Delaware corporation (the "Company"), hereby formulates and adopts the following 2003 Director Stock Plan (the "Plan") for non-employee directors of the Company ("Non-employee Directors"):

I. Purpose. The purpose of the Plan is to secure for the Company the benefits of the additional incentive inherent in the payment of Non-employee Director annual retainer fees in the form of restricted stock units ("Restricted Stock Units") which entitle the Non-employee Directors to receive, under the terms and conditions described herein, shares of the common stock of the Company, par value $.10 per share ("Common Stock"). The Plan is first effective as of August 11, 2003, subject to the approval of the Company's stockholders at the Company's 2003 annual stockholder meeting.

II. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

A. "Account" means the bookkeeping account established and maintained by the Company for each Participant. In accordance with Section VI, amounts credited to an Account will be expressed as a number of Restricted Stock Units.

B. "Annual Retainer Dollar Amount" means a dollar amount established by the Board of Directors from time to time as the amount of the annual retainer for Non-employee Directors.

C. "Beneficiary" means the person or persons designated by a Participant in accordance with Section VIII to receive the benefits specified hereunder in the event of the Participant's death or, if there is no surviving designated Beneficiary, the Participant's estate.

D. "Board of Directors" means the Board of Directors of the Company.

E. "Distribution Date" means, with respect to each Participant (or his Beneficiary, if the Participant dies before distribution of his Account), the date he receives a distribution in respect of his Account interests in accordance with Section VII. A Participant's Distribution Date shall be the earliest practicable date following the date on which Participant's service as a Non-employee Director ceases.

F. "Dividend Equivalents" means, with respect to each Restricted Stock Unit, an amount equal to the cash dividends, if any, which would have been paid with respect to such Restricted Stock Unit, if such Restricted Stock Unit were an actual share of Common Stock.

G. "Fair Market Value" of a share of Common Stock means the average of the high and low sales prices of a share of Common Stock on the New York Stock Exchange Composite Tape on the date in question. If shares of Common Stock are not traded on the New York Stock Exchange on such date, "Fair Market Value" of a share of Common Stock shall be determined by the Board of Directors in its sole discretion.

H. "Participant" means any Non-employee Director or former Non-employee Director for whom the Company maintains an Account under the Plan.

I. "Payment Date" means an annual date established by the Board of Directors from time to time for the crediting of the annual retainer to Non-employee Directors in the form of Restricted Stock Units under the Plan.

III. Participation. Only Non-employee Directors may participate in the Plan, and all Non-employee Directors shall participate in the Plan unless determined by a majority vote of the entire Board of Directors.

IV. Administration.

A. Authority of the Board of Directors. The Board of Directors shall administer
   -----------------------------------
and enforce the Plan in accordance with its terms, and shall have all powers necessary to accomplish those purposes, including but not limited to the power to: (i) compute the number of Restricted Stock Units to be credited to each Account; (ii) maintain or to designate any person or entity to maintain all records necessary for the administration of the Plan; (iii) establish rules for the regulation of the Plan that are consistent with the terms hereof; (iv) interpret the Plan and correct any defect or omission or reconcile any inconsistency in the Plan; and (v) provide for the disclosure of information to Participants or Beneficiaries. Any determinations made by the Board of Directors regarding the Plan shall be final and binding on all affected Participants and Beneficiaries.

         Notwithstanding the above, no member of the Board of Directors shall participate in any matter which involves solely a determination of the benefits payable to him under the

Plan. Any action of the Board of Directors with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan except to the extent otherwise specifically indicated herein. The Board of Directors may appoint agents and delegate thereto such powers and duties in connection with the administration of the Plan as it may from time to time prescribe.

B. Indemnification of the Board of Directors. To the maximum extent permitted by
   -----------------------------------------
applicable law, the Board of Directors, and each member thereof, shall not be liable for, and the Company shall indemnify the Board of Directors, and each member thereof, and agree to hold the Board of Directors, and each member thereof, harmless from, all liabilities and claims (including reasonable attorney's fees and expenses in defending against such liabilities and claims) against the Board of Directors, and each member thereof, arising from any actions taken thereby in connection with the administration of the Plan unless such liabilities or claims are the result of the gross negligence or willful misconduct thereof.

V. Common Stock Subject to the Plan. Subject to the adjustment provisions of
Section VI.B. below, a maximum of 150,000 shares of Common Stock may be delivered under the Plan. There shall be reserved at all times for delivery under the Plan a number of shares of Common Stock, of either authorized and unissued shares of Common Stock, shares of Common Stock held in the Company's treasury, or both, equal to the maximum number of shares that may be delivered under the Plan.

VI. Participant Accounts.

A. Crediting of Restricted Stock Units. On each Payment Date, the Account of
   -----------------------------------
each Non-employee Director shall be credited with a number of Restricted Stock Units (rounded down to the nearest whole share) equal to the Annual Retainer Dollar Amount divided by the Fair Market Value of a share of Common Stock on such Payment Date.

B. Adjustments to Accounts. In the event of any stock split, stock dividend,
   -----------------------
stock change, reclassification, recapitalization or combination of shares which changes the character or amount of Common Stock prior to the distribution of any Account, the number of Restricted Stock Units in each Account shall be adjusted to entitle the Participant to receive the same number and kind of shares as the Participant would be entitled to receive if the Participant had actually owned the stock represented by such Restricted Stock Units at the time of the occurrence of such change and the Restricted Stock Units shall be subject to such adjustments, as determined by the Board of Directors, as to the number, price or kind of stock as determined to be equitable; provided, however, that if the change is of such a nature that the Participant, upon distribution of the Account, would receive property other than shares of stock, then the Board of Directors shall make an appropriate adjustment to provide that the Participant (or the Participant's Beneficiary) shall acquire upon distribution of the Account only shares of stock of such number and kind as the Board of Directors, in its sole judgment, shall deem equitable. If any such change or transaction shall occur, the number of shares of Common Stock specified in Section V and kind of shares for which Restricted Stock Units may thereafter be granted under the Plan shall be adjusted to give effect thereto.

C. Vesting. The interest of each Participant in any benefit payable with respect
   -------
to an Account hereunder shall be at all times fully vested and non-forfeitable. Notwithstanding the previous sentence, a Participant's interest in his Account constitutes an unsecured promise of the Company, and a Participant shall have only the rights of a general unsecured creditor of the Company with respect to his Account.

D. Dividend Equivalents. Each Account shall be credited with Dividend
   --------------------
Equivalents on each date a dividend is paid on Common Stock, in respect of the Restricted Stock Units credited to such Account on such payment date. Dividend Equivalents credited to an Account shall accrue interest (compounding annually) from the date of such crediting through the Distribution Date, with the applicable interest rate for each twelve month period beginning on November 1 during such period, or any applicable portion thereof, being the rate for five-year U.S. Treasury Notes published in The Wall Street Journal (or, in the absence of such reference, such alternate publication the Board of Directors may select from time to time) on the first business day of November of such twelve month period plus 0.50%, rounded up to the nearest 0.25%.

VII. Distributions.

A. Distributions. On his Distribution Date, each Participant shall receive (i) a
   -------------
number of shares of Common Stock equal to the number of Restricted Stock Units in such Participant's Account and (ii) a cash payment equal to the accrued Dividend Equivalents, plus interest then credited to such Account.

B. Receipt and Release. Any distribution to any Participant or Beneficiary in accordance with the provisions of this Section VII shall be in full satisfaction of all claims under the Plan against the Company and the Board of Directors. The Board of Directors may require any Participant or Beneficiary, as a condition to payment, to execute a receipt and release to such effect.

VIII. Beneficiaries. Each Participant may designate one or more Beneficiaries to receive the amounts distributable from such Participant's Account under the Plan in the event of such

Participant's death. Such designations shall be made on forms provided by the Board of Directors. A Participant may from time to time change his designated Beneficiaries, without the consent of such Beneficiaries, by filing a new designation in writing with the Board of Directors. The Company and Board of Directors may rely conclusively upon the Beneficiary designation last filed in accordance with the terms of the Plan.

IX. Amendments to the Plan; Termination of the Plan. The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan without the consent of any Participant; provided, however, that no such amendment, alteration,
                 --------  -------
suspension, discontinuation, or termination of the Plan shall materially and adversely affect the rights of any Participant with respect to amounts already credited to such Participant's Account. The Plan has no fixed termination date.

X. General Provisions.

A. Limits on Transfer of Rights; Beneficiaries. No right or interest of a
   -------------------------------------------
Participant under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or his Beneficiary, or shall be transferable by a Participant otherwise than by will or the laws of descent and distribution; provided, however, that a Participant may designate a Beneficiary in accordance with Section VIII to receive any payment or distribution under the Plan in the event of the death of the Participant. A Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan applicable to such Participant, except to the extent the Plan otherwise provides with respect to such persons.

B. No Rights of a Stockholder. No Participant shall have any of the rights or
   --------------------------
privileges of a stockholder of the Company as a result of the establishing of or crediting of any amounts to an Account under the Plan, until Common Stock is actually distributed to the Participant pursuant to Section VII of the Plan.

C. No Right to Continued Election as a Director. Nothing contained in the Plan
   --------------------------------------------
shall confer, and no establishment of or crediting of any amounts to an Account shall be construed as conferring, upon any Participant, any right to continue as a member of the Board of Directors, or to interfere in any way with the right of the Board of Directors to increase or decrease the amount of the Annual Retainer Dollar Amount, or any other compensation payable to Non-employee Directors.

D. Governing Law. The validity, construction and effect of the Plan and any
   -------------
rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws.

E. Interpretation. Whenever necessary or appropriate in the Plan, where the
   --------------
context admits, the singular term and the related pronouns shall include the plural and the masculine gender shall include the feminine gender.

F. Nonalienation of Benefits. No right or benefit under the Plan shall be
   -------------------------
subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. To the extent permitted by applicable law, no right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

G. Separability. If any provision of the Plan is declared invalid, illegal or
   ------------
incapable of being enforced by any court of competent jurisdiction, all of the remaining provisions of the Plan shall nevertheless continue in full force and effect and no provisions shall be deemed dependent upon any other provision unless expressly set forth herein.

                                                                      APPENDIX D

Note: The plan set forth below is filed on a supplemental basis pursuant to Instruction 3 to Item 10 of Schedule 14A and is not part of the Proxy Statement distributed to stockholders.

[Conformed copy through August 11, 2003]

                         AUTOMATIC DATA PROCESSING, INC.

                     EMPLOYEES' SAVING - STOCK PURCHASE PLAN

         The following are the terms and restrictions of the Employees' Saving - Stock Purchase Plan as adopted by the Board of Directors of Automatic Data Processing, Inc. (the "Company") on May 2, 1968 subject to the approval of the stockholders of the Company:

         1. The maximum number of shares of the Common Stock of the Company that may be issued and sold under the Plan is 60,000,000. Payment for shares will be made on an installment basis either by payroll allotments or by direct cash payments, with no right of prepayment. Interest will be allowed on employees' accounts at a rate to be determined by the Company in connection with each offering under the Plan.

         2. The Plan will be extended to regular employees of the Company and such of its subsidiaries as may be invited to participate by the Company pursuant to the terms of any offering, subject to the right of each employing company to determine that the Plan, or any offering thereunder, shall not be extended to any of the following categories or groups of its regular employees and to change such determination from time to time: (a) employees who have been employed less than 2 years; (b) employees whose customary employment is 10 hours or less per week; (c) employees whose customary employment is for not more than 5 months in any calendar year; and (d) officers, persons whose principal duties consist of supervising the work of other employees, or highly compensated employees.

         3. There will be one or more offerings under the Plan. In connection with each offering the Company will designate the number of shares available for purchase and the period during which installment payments shall be made (the "purchase period").

         4. The Company will specify with respect to each offering, proportionately to the basic rates of pay, the maximum number of shares which employees may elect to purchase. The Company may, in connection with any offering under the Plan, fix a maximum number of shares that each employee may elect to purchase thereunder.

         If the total number of shares which employees elect to purchase under any offering exceeds the shares available for purchase under the offering, the Company may make allotments of shares among such employees.

         5. The price (except as provided in Section Six and Seven) at which shares will be sold to employees under each offering will be 85 percent of the average market price* on the last business day** of the purchase period specified in such offering, but not more than 85 percent of the average market price on the day on which the option is granted. The Company may, in connection with any offering under the Plan, fix a minimum price at which shares will be sold to employees under the offering. Certificates

------------------------
* The phrase "average market price" as used herein means the average of the high and low prices per share of the Company's Common Stock on the New York Stock Exchange Composite Tape.

** The phrase "business day" as used herein means a day on which there is trading on the stock of the Company on the American Stock Exchange (or, as noted above, on the New York Stock Exchange).

representing the shares purchased will be issued as soon as practicable after the end of the purchase period, and any remaining balance in an employee's account will be paid to the employee.

         6. Any employee who has elected to purchase shares may cancel his election to purchase as to any or all of such shares, and shall receive a cash refund of the amount credited to his account with respect to the shares as to which he has cancelled. Cancellation of an election to purchase will not affect the right of an employee to re-enter the Plan by filing a new election to purchase under another offering.

         An election to purchase will be deemed to be cancelled, and no further allotments or payments thereunder will be permitted, if the employee dies, resigns, or is dismissed, or if he transfers to a company other than the Company or a subsidiary thereof, or if the company by which he is employed ceases to be a subsidiary of the Company. In case an election to purchase is so deemed to be cancelled, the employee will receive the cash refund as set out above.

         7. An employee who has been granted a leave of absence by the Company or the subsidiary employing him whether by reason of disability or otherwise may suspend payments, or make payments in cash, for a period not to exceed three months following the date of the commencement of such leave of absence. After such period if the leave of absence continues the election will be deemed to be cancelled, and the employee shall be given the options of (a) receiving a cash refund of the amount credited to his account, or (b) taking such number of shares as such amount will purchase and receiving the balance, if any, of such amount in cash. When option (b) is elected, the cancellation will not become effective until the close of business on the last business day of the month in which the leave of absence commenced, and the price at which shares will be sold will be 85 percent of the average market price for such day, but not more than 85 percent of the average market price on the day on which the option is granted. The price in no event, however, will be less than the minimum price, if any, fixed with respect to the offering.

         An employee who has retired will be permitted to continue payments for a period not exceeding three months after retirement and if, at the expiration of such period, payment for the shares has not been completed, either of the options described in the preceding paragraph of this Section Seven may be exercised with respect to the balance in his account.

         8. In the event of a stock dividend or a subdivision or combination of the shares of capital stock of the Company, the maximum number of shares which may thereafter be issued and sold under the Plan and the number of shares under elections to purchase will be proportionately increased or decreased, the terms relating to the price at which shares under elections to purchase will b sold will be appropriately adjusted, and such other action will be taken as in the opinion of the Board of Directors of the Company will be appropriate under the circumstances. In case of reclassification or other change in the shares of the capital stock of the Company, the Board of Directors of the Company will make appropriate adjustments.

         In the event that any transaction (other than a change specified in the preceding paragraph) described in section 425(a) of the Internal Revenue Code of 1954, as from time to time amended, affects the shares subject to election to purchase, the Board of Directors of the surviving or acquiring corporation may, but shall not be required to, make such similar modification as is permissible, appropriate and authorized by such section.

         9. No employee shall be granted an option under any offering made pursuant to this Plan if such employee, immediately after the option is granted, owns stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company.

         10. No employee may be granted an option under any offering made pursuant to this Plan which permits his rights to purchase stock under all such plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         11. No option granted under any offering made pursuant to this Plan shall be transferable by such individual, and shall be exercisable, during his lifetime, only by him.

         12. Subject to the foregoing terms and restrictions, rules and regulations and other matters relating to the Plan may be prescribed by the Board of Directors of the Company.

                                       September 22, 2003


Dear Stockholder:

     You are cordially invited to join us at the 2003 Annual Meeting of Stockholders of Automatic Data Processing, Inc. This year's meeting will be held at the corporate offices of the Company at One ADP Boulevard, Roseland, New Jersey, on Tuesday, November 11, 2003, starting at 10:00 a.m. I hope you will be able to attend. At the meeting we will (i) elect directors, (ii) approve the amendments to the Company's 2000 Key Employees' Stock Option Plan, (iii) approve the amendment to the Company's Employees' Savings-Stock Purchase Plan,
(iv) approve the Company's 2003 Director Stock Plan and (v) vote on the appointment of Deloitte & Touche LLP as independent auditors.

     It is important that your shares be voted, whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postage-paid return envelope as promptly as possible. Alternatively, you may vote by phone or by the Internet, as described on the reverse side. If you date, sign and return your proxy form without specifying your choices, your shares will be voted in accordance with the recommendation of your directors.

     Please retain and present this top portion of the proxy card as your admission ticket together with a valid picture identification to gain admittance to the meeting. This ticket will admit only the stockholder listed on the reverse side and is not transferable. If your shares are in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement.

     As in the past years, we will discuss the business of the Company and its subsidiaries during the meeting. I welcome your comments and suggestions, and we will provide time during the meeting for questions from stockholders. I am looking forward to seeing you at the meeting.


                                       Sincerely,


                                       /s/ Arthur F. Weinbach
                                       ----------------------
                                       Arthur F. Weinbach
                                       Chairman and Chief Executive Officer

--------------------------------------------------------------------------------

                                     [ADP logo]

                                       Proxy

             This proxy is solicited on behalf of the Board of Directors

Properly executed proxies received by the day before the cut-off date or the meeting date will be voted as marked and, if not marked, will be voted FOR the election of the nominees listed in the accompanying Proxy Statement and FOR proposals (2), (3), (4) and (5) on the reverse side.

The undersigned hereby appoints Arthur F. Weinbach and Gary C. Butler, and each of them, attorneys and proxies with full power of substitution, in the name, place and stead of the undersigned, to vote as proxy at the 2003 Annual Meeting of Stockholders of Automatic Data Processing, Inc. to be held at the corporate offices of the Company, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY, on Tuesday, November 11, 2003 at 10:00 a.m., or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

If shares of Automatic Data Processing, Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Automatic Data Processing, Inc. Common Stock in the undersigned's name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

Either of said attorneys and proxies or substitutes, who shall be present at such meeting or at any adjournment or adjournments thereof, shall have all the powers granted to such attorneys and proxies.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. Alternatively, you may vote by phone or by the Internet, as described in the instructions on the reverse side.

[ADP logo]                            VOTE BY INTERNET - www.proxyvote.com
                                      Use the Internet to transmit your voting
AUTOMATIC DATA PROCESSING, INC.       instructions and for electronic delivery
PROXY SERVICES                        of information up until 11:59 P.M. Eastern
P.O. BOX 9122                         Time the day before the cut-off date or
FARMINGDALE, NY  11735                meeting date. Have your proxy card in hand
                                      when you access the web site. You will be prompted to enter your 12-digit Control
                                      Number which is located below to obtain
                                      your records and to create an electronic voting instruction form.

                                      VOTE BY PHONE - 1-800-690-6903
                                      Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

ADMISSION TICKET                      VOTE BY MAIL
----------------                      Mark, sign, and date your proxy card and
Please retain and present this top    return it in the postage-paid envelope we
portion of the proxy card as your     have provided or return it to Automatic
admission ticket together with a      Data Processing, Inc. c/o ADP, 51 Mercedes
valid picture identification to       Way, Edgewood, NY 11717. All proxy cards
gain admittance to the Annual         must be received by the day before the
Meeting.                              cut-off date or the meeting date.

--------------------------------------------------------------------------------
             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AUTOMATIC DATA PROCESSING, INC.

 The Board of Directors recommends a vote
 FOR the proposals regarding:


 (1) Election of Directors
     Nominees:                                          For  Withhold  For All  To withhold authority to vote, mark "For All Except"
     01) Gregory D. Brenneman    07) Harvey M. Krueger  All    All     Except   and write the nominee's number on the line below.
     02) Leslie A. Brun          08) Frederic V. Malek
     03) Gary C. Butler          09) Henry Taub         [ ]    [ ]       [ ]    ----------------------------------------------------
     04) Joseph A. Califano, Jr. 10) Arthur F. Weinbach
     05) Leon G. Cooperman       11) Josh S. Weston
     06) Ann Dibble Jordan



                                                                                For       Against     Abstain

 (2) Approval of the amendments to the Company's 2000
     Key Employees' Stock Option Plan                                           [ ]         [ ]         [ ]

 (3) Approval of the amendment to the Company's Employees'
     Savings-Stock Purchase Plan                                                [ ]         [ ]         [ ]

 (4) Approval of the Company's 2003 Director Stock Plan                         [ ]         [ ]         [ ]

 (5) Appointment of Deloitte & Touche LLP                                       [ ]         [ ]         [ ]

 (6) Upon any and all other matters which may properly come before the meeting or any adjournment thereof.

Please sign below exactly as the name(s) appear on your stock certificate (as indicated hereon). If the shares are issued in the names of two or more persons, all such persons must sign the proxy.

                                                                  Yes      No
Please indicate if you plan to attend this meeting                [ ]      [ ]

HOUSEHOLDING ELECTION - Please indicate if you consent to
receive certain future investor communications in a single
package per household                                             [ ]      [ ]

----------------------------------  -------     -----------------------   ------
Signature [PLEASE SIGN WITHIN BOX]  Date        Signature (Joint Owners)  Date